 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1996

                                                REGISTRATION NO. 333-15253

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

  WELLS FARGO & COMPANY           DELAWARE                       13-2553920
  WELLS FARGO CAPITAL I           DELAWARE                       94-6701193
  WELLS FARGO CAPITAL II          DELAWARE                       94-6701194
 WELLS FARGO CAPITAL III          DELAWARE                       94-6701195
(EXACT NAME OF REGISTRANT  (STATE OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)
   AS SPECIFIED IN ITS
         CHARTER)

                             420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94163
                                (415) 477-1000
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 ALAN J. PABST
                      SENIOR VICE PRESIDENT AND TREASURER
                             WELLS FARGO & COMPANY
                             420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94163
                                (415) 477-1000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
        DOUGLAS D. SMITH, ESQ.                FRANK H. GOLAY, JR., ESQ.
    BROBECK PHLEGER & HARRISON LLP               SULLIVAN & CROMWELL
           ONE MARKET PLAZA               444 S. FLOWER STREET, SUITE 1200
    SAN FRANCISCO, CALIFORNIA 94105         LOS ANGELES, CALIFORNIA 90071

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) preferred securities of Wells Fargo Capital I, II and III, severally, junior subordinated debt securities of Wells Fargo & Company (the "Company") and guarantees by the Company of preferred securities issued by Wells Fargo Capital I, II and III and (2) debt securities (both senior and subordinated), preferred stock, common stock and depositary shares of the Company. Each offering of securities made under this Registration Statement will be made pursuant to one of these two Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement. A form of Prospectus Supplement for the offering of the preferred securities of Wells Fargo Capital I, the junior subordinated debt securities of the Company and guarantees by the Company of preferred securities issued by Wells Fargo Capital I, is also filed as part of this Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996

        PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER  , 1996

                        20,000,000 PREFERRED SECURITIES

                             WELLS FARGO CAPITAL I

              % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES,
                             SERIES A (QUIPS(SM))*

                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                             WELLS FARGO & COMPANY

                                  ----------

  The     % Cumulative Quarterly Income Preferred Securities, Series A (the
"Series A QUIPS"), offered hereby represent beneficial ownership interests in Wells Fargo Capital I, a business trust created under the laws of the State of Delaware (the "Series A Issuer"). Wells Fargo & Company, a Delaware corporation (the "Company"), will be the owner of all the common securities (the "Series A Common Securities" and, collectively with the Series A QUIPS, the "Series A Securities") of the Series
                                  ----------            (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A QUIPS.

  THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                                                    PROCEEDS TO
                                     INITIAL PUBLIC   UNDERWRITING  THE SERIES A
                                    OFFERING PRICE(1) COMMISSION(2) ISSUER(3)(4)
                                    ----------------- ------------- ------------
Per Series A QUIPS.................         $25.00          (3)            $
Total(5)...........................   $500,000,000          (3)         $

-----

(1) Plus accumulated Distributions, if any, from    , 1996.

(2) The Series A Issuer and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Series A QUIPS will be invested in the Series A Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $  .    per Series A QUIPS (or $          in the aggregate). See
    "Underwriting."

(4) Expenses of the offering, which are payable by the Company, are estimated
    to be $       .

(5) The Series A Issuer has granted the Underwriters an option for 30 days to purchase up to an additional 3,000,000 Series A QUIPS at the initial public offering price per Series A QUIPS solely to cover over-allotments. The Company will pay Underwriters' Compensation in the amount per Series A QUIPS set forth in Note 3 with respect to such additional Series A QUIPS. If such option is exercised in full, the total Initial Public Offering Price, Underwriting Commission and Proceeds to the Series A Issuer will be
    $  , $   and $  , respectively. See "Underwriting."

                                  ----------
  The Series A QUIPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A QUIPS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
      , 1996, against payment therefor in immediately available funds.
-----
*QUIPS is a service mark of Goldman, Sachs & Co.

                              GOLDMAN, SACHS & CO.

                                  ----------
           The date of this Prospectus Supplement is          , 1996

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A QUIPS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(Continued from previous page)

A Issuer. The First National Bank of Chicago is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing Series A QUIPS and Series A Common Securities and investing the proceeds
thereof in     % Junior Subordinated Deferrable Interest Debentures, Series A
(the "Series A Subordinated Debentures"), to be issued by the Company. The Series A Subordinated Debentures will mature on January 1, 2027, which date may be (i) shortened to a date not earlier than January 1, 2002 or
(ii) extended to a date not later than January 1, 2046, in each case if certain conditions are met (including, in the case of a shortening of the Stated Maturity (as defined herein), the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies. The Series A QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Series A Common Securities, like the Series A QUIPS, will have a Liquidation Amount of $25 per security, and the Company will acquire Series A Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Series A Issuer (rounded up to the nearest $50,000).

  Holders of the Series A QUIPS will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on the first day of January, April, July and
October of each year, commencing April 1, 1997, at the annual rate of     % of
the Liquidation Amount of $25 per Series A QUIPS ("Distributions"). Subject to certain exceptions described herein, the Company has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A QUIPS will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A QUIPS are entitled will
accumulate) at the rate of     % per annum, compounded quarterly, and holders
of Series A QUIPS will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

  The Company has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Series A Issuer's obligations under the Series A QUIPS. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee" in the accompanying Prospectus. The Series A Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Series A QUIPS, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A

Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A QUIPS. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In the event of an Event of Default (as defined herein) under the Indenture, a holder of Series A QUIPS may institute a legal proceeding directly against the Company to enforce payment of a pro-rata portion of the payment due on the Corresponding Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Company under the Series A Guarantee and the Series A Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus) of the Company. At September 30, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.4 billion. None of the Indenture, the Series A Guarantee or the Trust Agreement places any limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

  The Series A QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at maturity or their earlier redemption. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies, the Series A Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after January 1, 2002, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event (as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Series A Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Certain Terms of the Series A QUIPS -- Redemption."

  The Company will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable laws, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Certain Terms of Series A QUIPS -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  In the event of the termination of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, the holders of the Series A QUIPS will be entitled to receive a Liquidation Amount of $25 per Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities --Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Application will be made to list the Series A QUIPS on the New York Stock
Exchange under the symbol "    Pr ". If the Series A Subordinated Debentures
are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, the Company will use its best efforts to list the Series A Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or other automated quotation systems, if any, on which the Series A QUIPS are then listed or traded.

  The Series A QUIPS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in

DTC. Except as described in the accompanying Prospectus, Series A QUIPS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and
(ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series A Issuer executed by the Company, as Depositor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). The Trust Agreement provides that each holder of Series A QUIPS by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series A QUIPS should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. Because holders of Series A QUIPS may receive Series A Subordinated Debentures on termination of the Series A Issuer, prospective purchasers of Series A QUIPS are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

  The obligations of the Company under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The obligations of the Company under the Series A Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of the Company other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee. At September 30, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.4 billion. None of the Indenture, the Series A Guarantee or the Trust Agreement places any limitation on the amount of additional secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantees -- Status of the Guarantees" and "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus. The Company is a legal entity separate and distinct from its principal subsidiary, Wells Fargo Bank, National Association (the "Bank"), and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A QUIPS to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. See "Wells Fargo & Company."

  The ability of the Series A Issuer to pay amounts due on the Series A QUIPS is solely dependent upon the Company making payments on the Series A Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no Event of Default under the Indenture has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series A QUIPS by the Series A Issuer will be deferred (and the amount of Distributions to which holders of the Series A QUIPS are entitled will accumulate additional Distributions
thereon at the rate of     % per annum, compounded quarterly from the relevant
payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the annual rate of    %, compounded quarterly, to the
extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Series A QUIPS -- Distributions" and "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of Series A QUIPS will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Series A Issuer. As a result, a holder of Series A QUIPS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A QUIPS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series A QUIPS."

  The Company believes that the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company elect to exercise such right in the future, the market price of the Series A QUIPS is likely to be affected. A holder that disposes of its Series A QUIPS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A QUIPS. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Series A QUIPS (which represent preferred beneficial interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT -- REDEMPTION

  Upon the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event, the Company has the right to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event and thereby cause a mandatory redemption of the Series A QUIPS before, as well as on or after, January 1, 2002. The exercise of such redemption right is subject to the Company having received prior approval from the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. An "Investment Company Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Series A Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series A QUIPS.

  The term "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series A QUIPS, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A QUIPS as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series A QUIPS under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Company on the Series A Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "Risk Factors -- Possible Tax Law Changes Affecting the Series A QUIPS" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Series A QUIPS prior to January 1, 2002.

EXCHANGE OF SERIES A QUIPS FOR SERIES A SUBORDINATED DEBENTURES

  The Company will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A QUIPS in exchange therefor upon liquidation of the Series A Issuer. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Certain Terms of the Series A QUIPS -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  Under current law, and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Certain Terms of Series A QUIPS -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the holder of Series A QUIPS receiving directly his pro rata share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder of Series A QUIPS had in its Series A QUIPS before such distribution. A holder of Series A QUIPS will accrue interest in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described below under "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." However, if there should be a change in law (including a change in legal interpretation), a distribution of Series A Subordinated Debentures could be a taxable event to the holders of Series A QUIPS.

SHORTENING OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

  The Company will have the right at any time to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than January 1, 2002 and thereby cause the Series A QUIPS to be redeemed on such earlier date. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

EXTENSION OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

  The Company will also have the right to extend the maturity of the Series A Subordinated Debentures whether or not the Series A Issuer is terminated and the Series A Subordinated Debentures are distributed to holders of the Series A QUIPS to a date no later than the 49th anniversary of the initial issuance of the Series A QUIPS, provided that the Company can extend the maturity only if at the time such election is made and at the time of such extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A QUIPS and no deferred Distributions are accumulated and (iv) the Series A Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investor Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. To the extent that the Stated Maturity of the Series A Subordinated Debentures is extended at such time as the Series A QUIPS are outstanding, the Series A QUIPS would remain outstanding until such extended date or until redeemed at an earlier date.

MARKET PRICES

  There can be no assurance as to the market prices for Series A QUIPS or Series A Subordinated Debentures that may be distributed in exchange for Series A QUIPS if a liquidation of the Series A Issuer occurs. Accordingly, the Series A QUIPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of Series A QUIPS may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A QUIPS (which represent beneficial ownership interests in the Series A Issuer) may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals. In addition, because the Company has the right to (i) shorten the Maturity of the Series A Subordinated Debentures (subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies) or (ii) extend the maturity of the Series A Subordinated Debentures (subject to the conditions described above), there can be no assurance that the Company will not exercise its option to change the maturity of the Series A Subordinated Debentures as permitted by the terms thereof and of the Indenture. See "Certain Terms of the Series A Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE

  The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A QUIPS. The First National Bank of Chicago will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee under the Trust Agreement and its affiliate First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A QUIPS the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A QUIPS, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A QUIPS called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A QUIPS), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Series A Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A QUIPS.

  The holders of not less than a majority in aggregate Liquidation Amount of the Series A QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A QUIPS may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A QUIPS or otherwise, and, in such event, holders of the Series A QUIPS would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A QUIPS may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A QUIPS of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Series A QUIPS in the Direct Action. Except as described herein, holders of Series A QUIPS will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures --Enforcement of Certain Rights of Holders of Preferred Securities," "Description of Junior Subordinated Debentures --
 Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A QUIPS by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A QUIPS will generally have limited voting rights relating only to the modification of the Series A QUIPS, and the exercise of the Series A Guarantee and of the Series A Issuer's rights as holder of Series A Subordinated Debentures. Holders of Series A QUIPS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Series A QUIPS to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" and "-- Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A QUIPS

  Application will be made to list the Series A QUIPS on the New York Stock Exchange. If the Series A QUIPS are not listed on a national securities exchange or the NASDAQ National Market and the underwriters do not make a market for the securities, the liquidity of the Series A QUIPS could be adversely affected. Even if listed, the Series A QUIPS may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Series A Subordinated Debentures.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A QUIPS

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") proposed by the Clinton administration was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If the provision were to apply to the Series A Subordinated Debentures, the Company would be unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action on the proposals. The proposals were not enacted in the recently concluded session of Congress and, under current law, the Company is able to deduct interest on the Series A Subordinated Debentures. There can be no assurance, however, that final legislation similar to the Bill or future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to cause a redemption of the Series A QUIPS before, as well as after, January 1, 2002. See "Certain Terms of Series A Subordinated Debentures -- Redemption" in this Prospectus Supplement and "Description of Preferred Securities -- Redemption or Exchange -- Tax Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences --
 Possible Tax Law Changes."

                             WELLS FARGO CAPITAL I

  Wells Fargo Capital I (the "Series A Issuer") is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor, and an initial Delaware Trustee and (ii) the filing of a certificate of trust and a restated certificate of trust with the Delaware Secretary of State on October 30, 1996 and November 20, 1996, respectively. Under the amended and restated Trust Agreement (the "Trust Agreement"), the Series A Issuer's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Series A Issuer exists for the exclusive purposes of
(i) issuing and selling the Series A QUIPS and Series A Common Securities,
(ii) using the proceeds from the sale of Series A QUIPS and Series A Common Securities to acquire Series A Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Series A Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Series A Issuer, and payments by the Company under the Series A Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Company. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A QUIPS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A QUIPS. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Company will acquire Series A Common Securities in an aggregate liquidation amount of $15.5 million, which is equal to approximately 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (415) 477-1000. See "The Issuers" in the accompanying Prospectus.

  The Company anticipates that the Series A Issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             WELLS FARGO & COMPANY

  Wells Fargo & Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp ("First Interstate"). On the basis of assets as of September 30, 1996, the Company was the eighth largest bank holding company in the United States. As of September 30, 1996, the Company had loans of $69.2 billion, total assets of $109.2 billion, total deposits of $83.7 billion and stockholders' equity of $14.9 billion. Its principal subsidiary is Wells Fargo Bank, National Association (the "Bank"). The Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services.

  The Company is a legal entity separate and distinct from the Bank and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. The executive offices of the Company are located at 420 Montgomery Street, San Francisco, California 94163. The Company's telephone number is (415) 477-1000.

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

  Wells Fargo Capital A, Wells Fargo Capital B and Wells Fargo Capital C (each a Delaware business trust all of whose common securities are owned by the Company) have recently issued an aggregate of $750 million of capital securities under a structure similar to the structure of the Series A QUIPS, albeit on different terms. Wells Fargo Capital A and Wells Fargo Capital B issued $300 million and $200 million of capital securities, respectively, on November 27, 1996, and Wells Fargo Capital C issued $250 million of capital securities on December 3, 1996. The capital securities issued by Wells Fargo Capital A, Wells Fargo Capital B, and Wells Fargo Capital C, and the related junior subordinated deferrable interest debentures and guarantee of the Company, will rank pari passu with the Series A QUIPS, Series A Subordinated Debentures and Series A Guarantee, respectively. All of such capital securities are expected to qualify for Tier 1 capital treatment by the Company. See "Regulatory Capital Benefits to Wells Fargo & Company" in the accompanying Prospectus.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following sets forth the consolidated historical ratios of earnings to fixed charges and the historical ratios of earnings to fixed charges and preferred stock dividends of the Company for the periods indicated:

                         QUARTER ENDED NINE MONTHS ENDED YEAR ENDED DECEMBER 31,
                         SEPTEMBER 30,   SEPTEMBER 30,   ------------------------
                             1996            1996        1995 1994 1993 1992 1991
                         ------------- ----------------- ---- ---- ---- ---- ----
Consolidated Ratios of
 Earnings to
 Fixed Charges (1)(3)
  Including interest on
   deposits.............     2.02            2.13        2.19 2.20 1.90 1.33 1.02
  Excluding interest on
   deposits.............     5.34            5.46        4.56 5.04 4.53 2.56 1.10
Consolidated Ratios of
 Earnings to
 Fixed Charges and Pre-
  ferred Stock
 Dividends (1)(2)(3)
  Including interest on
   deposits.............     1.91            2.02        2.09 2.07 1.77 1.26 1.00
  Excluding interest on
   deposits.............     4.28            4.48        3.99 4.18 3.51 2.02 1.01

--------
(1) For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expense plus the estimated interest component of net rental expense.

(2) The preferred stock dividends are increased to amounts representing the pretax earnings required to cover such dividends.

(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes the fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Company. The assets of the Series A Issuer consist solely of the Series A Subordinated Debentures and the right under the Expense Agreement to reimbursement by the Company of the Series A Issuer's operating expenses. The Series A Subordinated Debentures have a principal amount of $515.5 million, an interest rate of % and mature on January 1, 2027, which date may be (i) shortened to a date not earlier than January 1, 2002 or (ii) extended to a date not later than January 1, 2046, in each case if certain conditions are met (including, in the case of a shortening of maturity, the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies).

  The Series A QUIPS will be presented as a separate line item in the consolidated balance sheet of the Company, which will be entitled "Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures," and appropriate disclosures about the Series A QUIPS, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Series A QUIPS as an expense in the consolidated statement of income.

  The Company has agreed that future financial reports of the Company will:
(i) present the Series A QUIPS and any other Preferred Securities of Issuers (each as defined in the accompanying Prospectus) on the Company's balance sheet as a separate line item, which will be entitled "Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures;" (ii) include, in an audited note to the financial statements, disclosure that the sole assets of the Issuers are the Junior Subordinated Debentures (specifying as to each Issuer the principal amount, interest rate and maturity date of Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited note to the financial statements, disclosure that (a) the common securities of the Issuers are wholly owned by the Company, (b) the sole assets of the Issuers are the Junior Subordinated Debentures (specifying as to each Issuer the principal amount, interest rate and maturity date of Junior Subordinated Debentures held) and (c) the obligations of the Company under the Junior Subordinated Debentures, the Indenture, the relevant trust agreement and the Guarantees, in the aggregate, constitute a full and unconditional guarantee by the Company on a subordinated basis of the Issuers' obligations under the Preferred Securities issued by each Issuer.

                        CERTAIN TERMS OF SERIES A QUIPS

GENERAL

  The following summary of certain terms and provisions of the Series A QUIPS supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A QUIPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form is a part.

DISTRIBUTIONS

  The Series A QUIPS represent beneficial ownership interests in the Series A Issuer, and Distributions on each Series A QUIPS will be payable at the annual
rate of     % of the stated Liquidation Amount of $25, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, to the holders of the Series A QUIPS on the relevant record dates. The record dates will be, for so long as the Series A QUIPS remain in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution payment date and, in the event the Series A QUIPS are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series A QUIPS will be April 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A QUIPS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities -- Distributions" in the accompanying Prospectus.

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series A QUIPS by the Series A Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series A QUIPS are entitled will accumulate additional
Distributions thereon at the rate per annum of     % thereof, compounded
quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Following the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Original Issue Discount."

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 15 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A QUIPS (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities -- Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series A Subordinated Debentures, see "Certain Terms of Series A Subordinated Debentures -- General" and "-- Redemption."

  Under regulations of the Federal Reserve, any perpetual preferred securities with a feature permitting redemption at the option of the issuer can qualify as Tier 1 capital only if the redemption is subject to prior approval of the Federal Reserve. Therefore, any redemption of the Series A Subordinated Debentures and attendant redemption of the Series A Securities will be subject to the prior approval of the Federal Reserve if such regulations have not been revised. Under current policies, the Federal Reserve may grant approval of a redemption without a formal application or notice if (1) the redemption, together with other redemptions and repurchases of securities in the preceding 12 months, constitutes less than 10% of the bank holding company's net worth or (2) both before and after the redemption, the bank holding company is well-capitalized and highly-rated.

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

  The Company will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of Series A QUIPS in exchange therefor upon liquidation of the Series A Issuer. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable guidelines or policies of the Federal Reserve.

  Under current United States Federal income tax law and interpretations and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution of the Series A Subordinated Debentures in exchange for Series A QUIPS should not be a taxable event to holders of the Series A QUIPS. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A QUIPS. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A QUIPS." If the Company elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to liquidate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A QUIPS, the Series A QUIPS will remain outstanding until the repayment of the Series A Subordinated Debentures.

  If the Company elects to liquidate the Series A Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A QUIPS in exchange therefor upon liquidation of the Series A Issuer, the Company shall continue to have the right to shorten or extend the maturity of such Series A Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series A Subordinated Debentures -- General."

LIQUIDATION VALUE

  The amount payable on the Series A QUIPS in the event of any liquidation of the Series A Issuer is $25 per Series A QUIPS plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES A QUIPS

  The Series A QUIPS will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series A QUIPS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A QUIPS registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) the Series A Issuer in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A QUIPS are issued in definitive form, such Series A QUIPS will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A QUIPS represented by a global security will be made to DTC, as the depositary for the Series A QUIPS. In the event Series A QUIPS are issued in certificated form, the Redemption Price and Distributions will be payable, the transfer of the Series A QUIPS will be registrable, and Series A QUIPS will be exchangeable for Series A QUIPS of other denominations of a like aggregate principal amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A QUIPS are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures," to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series A QUIPS, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Company. The Series A Subordinated

Debentures will bear interest at the annual rate of     % of the principal
amount thereof, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, an "Interest Payment Date"), commencing April 1, 1997, to the person in whose name each Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, all Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A QUIPS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at
the rate per annum of     % thereof, compounded quarterly. The term "interest"
as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series A Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Series A Subordinated Debentures will mature on January 1, 2027 (such date, as it may be shortened or extended, as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Company to any date not earlier than January 1, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company for one or more periods, but in no event to a date later than January 1, 2046, provided that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A QUIPS and no deferred Distributions are accumulated, and (iv) the Series A Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. In the event the Company elects to shorten or extend the Stated Maturity of the Series A Subordinated Debentures, it shall give notice of such shortening or extension to the Debenture Trustee, and the Debenture Trustee shall give notice to the holders of the Series A Subordinated Debentures no more than 15 and no less than 60 days prior to the effectiveness thereof.

  The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. At September 30, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.4 billion. Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A QUIPS to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise, including the Company's Senior and Subordinated Indentures entered into with The Chase Manhattan Bank (formerly known as Chemical Bank) and Marine Midland Bank, respectively. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Event of Default under the Indenture has occurred or is continuing, the Company has the right under the Indenture at any time during the term of the Series A Subordinated Debentures to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Series A Subordinated Debentures (together with interest thereon at the
annual rate of     %, compounded quarterly, to the extent permitted by
applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (and holders of Series A QUIPS while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, with the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Following the termination of any such Extension Period and the payment of all amounts then due on the Series A Subordinated Debentures, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A QUIPS would have been payable except for the election to begin such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series A QUIPS of the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Series A Subordinated Debentures, and the Administrative Trustees shall give notice of the Company's election to the holders of the Series A QUIPS. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Series A Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

  The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after January 1, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event in each case at a redemption price equal to the accrued and unpaid interest on the Series A Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. As described above in "Certain Terms of Series A QUIPS -- Redemption," any redemption of the Series A Subordinated Debentures may be subject to prior approval of the Federal Reserve. See "Description of Junior Subordinated Debentures -- Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series A QUIPS -- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A QUIPS in exchange therefor upon liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A QUIPS in liquidation, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A QUIPS, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A QUIPS. If the Series A Subordinated Debentures are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, the Company will use its best efforts to list the Series A Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation systems, if any, on which the Series A QUIPS are then listed. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A QUIPS.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

  The Series A Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series A Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Series A

Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A Subordinated Debentures are issued in definitive form, such Series A Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable, and Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Series A QUIPS (the "Securityholders") represent the opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company and the Series A Issuer. This summary and the tax opinion of counsel only address the tax consequences to a person that acquires Series A QUIPS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a Securityholder, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A QUIPS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A QUIPS as capital assets.

  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "Service") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A QUIPS. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Series A QUIPS. See "-- Possible Tax Law Changes."

  The authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Series A QUIPS may differ from the treatment described below. No ruling has been received from the Service regarding the tax consequences of the Series A QUIPS. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the Service or the courts.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A QUIPS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

  In the opinion of Brobeck, Phleger & Harrison LLP, under current law and assuming compliance with the terms of the Trust Agreement, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Series A Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount." No amount included in income with respect to the Series A QUIPS will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Company believes that the Series A Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Series A Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

  Under the Regulations, if the Company should exercise its option to defer any payment of interest, the Series A Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Subordinated Debentures would thereafter be treated as OID as long as the Series A Subordinated Debentures remained outstanding. In such event, all of the Securityholder's taxable interest income with respect to the Series A Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder of Series A QUIPS would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A QUIPS

  Under current law, and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Certain Terms of Series A QUIPS -- Liquidation of Series A Issuer or Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A QUIPS before such distribution. A Securityholder will accrue interest in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under "-- Interest Income and Original Issue Discount." However, if there should be a change in law (including a change in legal interpretation), a distribution of Series A Subordinated Debentures could be a taxable event to the holders of Series A QUIPS.

SALES OR REDEMPTION OF SERIES A QUIPS

  A Securityholder that sells (including a redemption for cash) Series A QUIPS will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A QUIPS and the amount realized on the sale of such Series A QUIPS. Assuming that the Company does not exercise its option to defer payment of interest on the Series A Subordinated Debentures, and the Series A QUIPS are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Series A QUIPS generally will be its initial purchase price. If the Series A Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Series A QUIPS generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Series A QUIPS since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such Securityholder's pro rata share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A QUIPS have been held for more than one year.

  Should the Company exercise its option to defer any payment of interest on the Series A Subordinated Debentures, the Series A QUIPS may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. In the event of such a deferral, a Securityholder that disposes of its Series A QUIPS between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series A Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid and any OID accrued on the Series A QUIPS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series A QUIPS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Series A QUIPS will be reported to holders on Form 1099 and mailed to holders of the Series A QUIPS by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  The Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal released on March 19, 1996, would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If the provision were to apply to the Series A Subordinated Debentures, the Company would be unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action on the proposals.

  The above-described provision of the Bill was not enacted in the recently-concluded session of Congress and, under current law, the Company is able to deduct interest on the Series A Subordinated Debentures. There can be no assurance that future legislation similar to the Bill, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of Preferred Securities --Redemption or Exchange -- Tax Event Redemption or Distribution of Corresponding Junior Subordinated Debentures."

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Series A Issuer have agreed that the Series A Issuer will sell to Goldman, Sachs & Co., [other Underwriters] (the "Underwriters"), and the Underwriters have agreed to purchase from the Series A Issuer, the respective number of Series A QUIPS set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series A QUIPS offered hereby if any of the Series A QUIPS are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                     NUMBER OF
                                                                      SERIES A
           UNDERWRITER                                                 QUIPS
           -----------                                               ---------
      Goldman, Sachs & Co. .........................................
                                                                     ----------
          Total..................................................... 20,000,000
                                                                     ==========

  The Underwriters propose initially to offer the Series A QUIPS to the public at the public offering price set forth on the cover of this Prospectus Supplement and to certain dealers at such price less a concession not in
excess of $.   per Series A QUIPS. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of $.   per Series A QUIPS to
certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds from the sale of the Series A QUIPS will be used to purchase the Series A Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as Underwriters' Compensation for the Underwriters' arranging the investment
therein of such proceeds an amount of $.     per Series A QUIPS for the
accounts of the several Underwriters.

  The Series A Issuer has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to 3,000,000 additional Series A QUIPS to cover over-allotments, if any, at the initial public offering price (with additional Underwriters' Compensation), as set forth on the cover page of this Prospectus Supplement. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A QUIPS to be purchased by each of them, as shown on the foregoing table, bears to the number of Series A QUIPS offered hereby.

  The Company and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A QUIPS, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series A Issuer, or any preferred securities or any other securities of the Series A Issuer or the Company which are substantially similar to the Series A QUIPS, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series A Issuer or the Company, without the prior written consent of the Underwriters, except for the Series A QUIPS offered in connection with the offering.

  Prior to this offering, there has been no public market for the Series A QUIPS. Application will be made to list the Series A QUIPS on the New York Stock Exchange. Trading of the Series A QUIPS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series A QUIPS. The Underwriters have advised the Company that they intend to make a market in the Series A QUIPS prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A QUIPS.

  In order to meet one of the requirements for listing the Series A QUIPS on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A QUIPS to a minimum of 400 beneficial holders.

  The Company and the Series A Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE THE DATE THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                            Prospectus Supplement

Risk Factors............................................................. S-5
Wells Fargo Capital I.................................................... S-11
Wells Fargo & Company.................................................... S-11
Consolidated Ratios of Earnings to Fixed Charges......................... S-12
Accounting Treatment..................................................... S-13
Certain Terms of Series A QUIPS.......................................... S-13
Certain Terms of Series A Subordinated Debentures........................ S-16
Certain Federal Income Tax Consequences.................................. S-21
Underwriting............................................................. S-25

                                   Prospectus

Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
Wells Fargo & Company....................................................    5
Regulatory Capital Benefits to Wells Fargo Company.......................    5
The Issuers..............................................................    6
Use of Proceeds..........................................................    7
Description of Junior Subordinated Debentures............................    7
Description of Preferred Securities......................................   17
Book-Entry Issuance......................................................   28
Description of Guarantees................................................   30
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees..............................   33
Plan of Distribution.....................................................   34
Validity of Securities...................................................   35
Experts..................................................................   35

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   20,000,000
                              PREFERRED SECURITIES

                             WELLS FARGO CAPITAL I

               % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES
                        SERIES A (QUIPS(SM)) FULLY AND
                          UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                             WELLS FARGO & COMPANY

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              GOLDMAN, SACHS & CO.

                      REPRESENTATIVES OF THE UNDERWRITERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996

                                  $750,000,000

                             WELLS FARGO & COMPANY

               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                             WELLS FARGO CAPITAL I
                             WELLS FARGO CAPITAL II
                            WELLS FARGO CAPITAL III
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY
                             WELLS FARGO & COMPANY

  Wells Fargo & Company, a Delaware corporation (the "Company"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payment Date".

  Wells Fargo Capital I, Wells Fargo Capital II and Wells Fargo Capital III, each a business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial ownership interests in such Issuer. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Company to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Company under each Guarantee will be subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. If provided in the accompanying Prospectus Supplement, the Company may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

                                                        (continued on next page)
                                  ----------

  THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

             The date of this Prospectus is December   , 1996.

(continued from previous page)

  Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities -- Distributions".

  Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee".

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $750,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

  No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by the Company or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York and Pacific Stock Exchanges on which certain of the Company's securities are listed.

  The Company and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above or through the Commission's Internet home page. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Company and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Company and issuing the Trust Securities. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Company does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Act:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996; (iii) the Company's Current Reports on Form 8-K filed on January 16, January 24, January 31, February 29, April 1, April 5, April 10, April 16, July 16, August 9, September 20, September 23, October 15 and November 15, 1996; and (iv) the consolidated financial statements of First Interstate Bancorp ("First Interstate") as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, as contained in First Interstate's Annual Report on Form 10-K for the year ended December 31, 1995. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  Any person receiving a copy of this Prospectus may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests should be directed to Wells Fargo & Company, Investor/Public Relations, MAC #0163-029, 343 Sansome Street, San Francisco, California 94163, telephone (415) 396-0560.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             WELLS FARGO & COMPANY

  Wells Fargo & Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp ("First Interstate"). On the basis of assets as of September 30, 1996, the Company was the eighth largest bank holding company in the United States. As of September 30, 1996, the Company had loans of $69.2 billion, total assets of $109.2 billion, total deposits of $83.7 billion and stockholders' equity of $14.9 billion. Its principal subsidiary is Wells Fargo Bank, National Association (the "Bank"). The Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services.

  The Company is a legal entity separate and distinct from the Bank and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. The executive offices of the Company are located at 420 Montgomery Street, San Francisco, California 94163. The Company's telephone number is (415) 477-1000.

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

             REGULATORY CAPITAL BENEFITS TO WELLS FARGO & COMPANY

  The Company is required by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") to maintain certain levels of capital for bank regulatory purposes. For these purposes, different capital instruments are classified as either Tier 1 or Tier 2 capital, with Tier 1 being the more favorable classification. The Federal Reserve Board has recently stated that long-term cumulative preferred instruments issued by a special-purpose subsidiary of a bank holding company and structured in the manner in which the Preferred Securities are structured normally will be accorded Tier 1 capital treatment. The Company believes that the Preferred Securities will qualify for Tier 1 capital treatment. Such treatment, together with the Company's ability to deduct, for income tax purposes, the interest payable on the Junior Subordinated Debentures, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than if the Company itself were to issue additional preferred stock.

  As of the date of this Prospectus, the Company had five series of Preferred Stock outstanding which constitute Tier 1 Capital, consisting of 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series B ("Adjustable Rate Preferred Stock"), 477,500 shares of 9% Preferred Stock, Series C ("9% Preferred Stock") represented by 9,550,000 Depositary Shares each representing a one-twentieth interest in a share of 9% Preferred Stock, 350,000 shares of 8 7/8% Preferred Stock, Series D (the "8 7/8% Preferred Stock" and together with the 9% Preferred Stock, the "Fixed Rate Preferred Stock") represented by 7,000,000 Depositary Shares each representing a one-twentieth interest in a share of 8 7/8% Preferred Stock, 750,000 shares of 9% Preferred Stock, Series G ("9% Series G Preferred Stock") represented by 6,000,000 Depositary Shares each representing a one-eighth interest in a share of 9% Series G Preferred Stock and 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H (the "Fixed/Adjustable Rate Preferred Stock"). The Adjustable Rate Preferred Stock has a liquidation preference of $50, the Fixed Rate Preferred Stock has a liquidation preference of $500 per share or $25 per Depositary Share, the 9% Series G Preferred Stock has a liquidation preference of $200 per share or $25 per Depositary share and the Fixed/Adjustable Rate Preferred Stock has a liquidation preference of $50 per share. The 9% Preferred Stock has been called for redemption by the Company on December 31, 1996. The Company may call the other series of Preferred Stock for redemption on dates from the date of this Prospectus to October 1, 2001.

                                  THE ISSUERS

  Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as Depositor of the Issuer, and an initial Delaware trustee and (ii) the filing of a certificate of trust and restated certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of operating expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Company. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities". The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Under the Trust Agreement, the trustees for each Issuer will be the First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The Property Trustee will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Preferred Securities if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  Pursuant to the Expense Agreement entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

  The principal executive office of each Issuer is 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (415) 477-1000.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Preferred Securities will be invested by the Issuer in Junior Subordinated Debentures. The net proceeds from the sale of the Junior Subordinated Debentures will be used by the Company for general corporate purposes. Specific allocations of the proceeds to such purposes have not been determined. The net proceeds may be used to reduce outstanding commercial paper and other debt of the Company. Based upon the anticipated future funding requirements of the Company and its subsidiaries, the Company expects that it will, from time to time, engage in additional financings of a character and in amounts to be determined and that its commercial paper borrowings and other short-term debt may be increased above the level prevailing after the initial use of proceeds.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under an indenture dated as of November 27, 1996, as supplemented from time to time (as so supplemented, the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Indenture does not limit the amount of debt securities which can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company. The Junior Subordinated Debentures may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to an index and may otherwise vary, all as provided in the Indenture.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Junior Subordinated Debentures offered thereby: (i) the designation and aggregate principal amount of Junior Subordinated Debentures of such series; (ii) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued; (iii) the date or dates (if any) on which such Junior Subordinated Debentures will mature; (iv) the rate per annum or the method of determining the rate or rates per annum, if any, at which such Junior Subordinated Debentures will bear interest; (v) the dates from and on which such interest, if any, will accrue and be payable and the designated record dates for such interest payments; (vi) the place or places where the Junior Subordinated Debentures may be presented for payment, if other than as described under "-- Payment and Paying Agents"; (vii) any redemption terms; (viii) any conversion or exchange provisions; (ix) provisions for issuance of global securities; (x) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (xi) the form of Trust Agreement and Guarantee Agreement, if applicable; (xii) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xiii) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture. If so indicated in the applicable Prospectus Supplement, the terms of the Junior Subordinated Debentures offered thereby may differ from those set forth herein.

  Some of the Junior Subordinated Debentures may be issued as discounted Junior Subordinated Debentures (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to such discounted Junior Subordinated Debentures will be described in the Prospectus Supplement relating thereto.

  Interest on the Junior Subordinated Debentures of any series will be payable to the persons in whose names the Junior Subordinated Debentures are registered at the close of business on the record date designated for an interest payment date. The Junior Subordinated Debentures may be presented for the payment of principal and interest, if any, transfer and exchange at the offices or agencies of the appropriate Securities Registrar maintained for such purposes in Chicago and New York City. Payment of any installment of interest may be made at the option of the Company by check, mailed to the address of the person entitled thereto as it appears on the Register of the Junior Subordinated Debentures of such series. The initial Securities Registrar will be The First National Bank of Chicago. The Junior Subordinated Debentures will be issued in fully registered form, without coupons, in denominations of $25 unless different authorized denominations are stated in the Prospectus Supplement. No service charge will be made for any exchange or registration of transfer of a Junior Subordinated Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge. The Indenture provides that if a series of Junior Subordinated Debentures is denominated in a currency other than United States dollars or in a composite currency, in the absence of a contrary provision in the Junior Subordinated Debentures any action or distribution under the Indenture will be based on the relative amount of United States dollars that could be obtained on such reasonable basis of exchange on such date as is specified by the Company to the Debenture Trustee.

  In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of a series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or
(ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

  All of the Junior Subordinated Debentures will be unsecured general obligations of the Company. Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. Unless otherwise set forth in the applicable Prospectus Supplement, neither the Indenture nor the Junior Subordinated Debentures contain provisions which would afford holders of the Junior Subordinated Debentures protection in the event of a takeover, recapitalization or similar restructuring involving the Company which could adversely affect the Junior Subordinated Debentures.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more global securities ("Global Security") that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any Junior Subordinated Debentures of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Junior Subordinated Debentures represented by such Global Security to the accounts of institutions that have accounts with such depositary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Junior Subordinated Debentures, by certain agents of the Company or by the Company, if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary with respect to Participants' interests in such Global Security or by Participants or by persons that hold through Participants with respect to beneficial owners' interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the depositary for a Global Security, or its nominee, is the holder of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debenture represented by such Global Security for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Junior Subordinated Debentures of a series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Junior Subordinated Debentures.

  Principal and interest payments on Junior Subordinated Debentures registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Junior Subordinated Debentures. The Company expects that the depositary for Junior Subordinated Debentures of a series, upon receipt of any payment of principal or interest in respect of a Global Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by Participants or persons who hold interests through Participants to owners of beneficial interests in such Global Security held through such Participants or persons will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants or persons. None of the Company, the Debenture Trustee, any paying agent or any registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  If a depositary for Junior Subordinated Debentures of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Junior Subordinated Debentures of such series in definitive form in exchange for the Global Security or Securities representing the Junior Subordinated Debentures of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Junior Subordinated Debentures of a series represented by one or more Global Securities and, in such event, will issue Junior Subordinated Debentures of such series in definitive form in exchange for the Global Security or Securities representing such Junior Subordinated Debentures.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the offices of The First National Bank of Chicago, as paying agent in the City of Chicago or New York, or at the offices of such other paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in Chicago or New York for each series of Junior Subordinated Debentures.

  Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  The Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period") on the terms described in the applicable Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Junior Subordinated Debentures will not be subject to any sinking fund unless otherwise indicated in the applicable Prospectus Supplement.

  The Company may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time, unless otherwise indicated in the applicable Prospectus Supplement. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. The redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof, unless otherwise indicated in the applicable Prospectus Supplement. The Company may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  If a Tax Event, Capital Treatment Event or Investment Company Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption unless otherwise indicated in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Company will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the

Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time, the Company and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

  The Indenture contains a provision permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series then outstanding under such Indenture affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the holders of Junior Subordinated Debentures of each such series, provided that no such supplemental indenture may, without the consent of the holder of each Junior Subordinated Debenture so affected, (i) change the fixed maturity of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal or of any interest thereon or on any overdue principal amount, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, (iii) modify certain provisions of the Indenture relating to modification or waiver except to increase the required percentage or (iv) modify the provisions with respect to the subordination of outstanding Junior Subordinated Debentures of any series in a manner adverse to the holders thereof; provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  The Indenture provides that the Company may omit in any particular instance to comply with any covenant or condition specifically contained in such Indenture for the benefit of one or more series of Junior Subordinated Debentures if before the time for such compliance the holders of a majority in principal amount of the Junior

Subordinated Debentures of all series then outstanding under such Indenture affected by the omission (voting as one class) waive such compliance in such instance, but such waiver shall not extend to or affect such covenant or condition except to the extent so expressly waived.

DEBENTURE EVENTS OF DEFAULT

  A Debenture Event of Default with respect to any series of Junior Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on Junior Subordinated Debentures of such series (subject to the deferral of any due date in the case of an Extension Period); (b) default in payment of any principal or premium, if any, on Junior Subordinated Debentures of such series; (c) default by the Company in performance in any material respect of any of the covenants or agreements in the Indenture specifically contained therein for the benefit of the Junior Subordinated Debentures of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Junior Subordinated Debentures of such series and all other series so benefited (all such series voting as one class) then outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank. No Debenture Event of Default described in clause (a), (b) or (c) above with respect to a particular series of Junior Subordinated Debentures necessarily constitutes a Debenture Event of Default with respect to any other series of Junior Subordinated Debentures.

  The Indenture provides that if a Debenture Event of Default under clause (a),
(b) or (c) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to less than all series of Junior Subordinated Debentures then outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures of the series as to which the Debenture Event of Default has occurred (each such series voting as a separate class in the case of a Debenture Event of Default under clause (a) or (b), and all such series voting as one class in the case of a Debenture Event of Default under clause (c)) may declare the principal (or portion thereof specified in the terms of such series) of all the Junior Subordinated Debentures of such series, or of all such series in the case of a Debenture Event of Default under clause (c) above, in each case together with any accrued interest, to be due and payable immediately. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Indenture also provides that if a Debenture Event of Default under clause (c) or (d) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to all Junior Subordinated Debentures then outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of all the Junior Subordinated Debentures then outstanding (voting as one class) may declare the principal (or portion thereof specified in the terms of any series) of all the Junior Subordinated Debentures, together with any accrued interest, to be due and payable immediately. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. Upon certain conditions, (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) such declaration may be annulled by the holders of a majority in principal amount of the Junior Subordinated Debentures of the series then outstanding as were entitled to declare such default (such series or all series voting as one class, if more than one series is so entitled). In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. In addition, past defaults may be waived by the holders of a majority in principal amount of the Junior Subordinated Debentures of all series then outstanding (all series voting as one class), except a default in the payment of principal of or interest on the Junior Subordinated Debentures or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture so affected. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding

Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right, as the holder of such Corresponding Junior Subordinated Debentures, to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be immediately due and payable and to enforce its other rights with respect to such Corresponding Junior Subordinated Debentures.

  The Indenture contains a provision entitling the Debenture Trustee, subject to the duty of the Debenture Trustee during default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debentures issued under the Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures issued thereunder of all series affected (voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Securities of such series.

  The Indenture contains a covenant that the Company will file annually with the Debenture Trustee a certificate as to the absence of any default or specifying any default that exists.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities --Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity and expressly assumes the Company's obligations under such Indenture and on the Junior Subordinated Debentures issued under such Indenture; (ii) immediately after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee; and (iv) certain other conditions as prescribed by the Indenture are met.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  The terms, if any, on which Junior Subordinate Debentures of any series are convertible or exchangeable into Preferred Securities or other securities will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the Prospectus Supplement relating thereto.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that the obligations of the Company to make any payment of or on account of the principal of and interest on the Junior Subordinated Debentures of any series will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next two paragraphs. Senior Indebtedness of the Company with respect to the Junior Subordinated Debentures will include the existing and future senior notes, senior subordinated notes and subordinated notes of the Company and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Junior Subordinated Debentures or "ranking junior" to the Junior Subordinated Debentures (as those terms are defined in the Supplemental Indenture); provided, however, that the Junior Subordinated Debentures of any series will not be subordinate and junior in right of payment to any trade creditors. As of September 30, 1996, there was $5.4 billion of Senior Indebtedness of the Company outstanding. The Indenture does not limit the amount of future increase in Senior Indebtedness of the Company. The Company expects from time to time to issue additional indebtedness constituting Senior Indebtedness.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Junior Subordinated Debentures. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amount at the time due and owing on account of unpaid principal of and interest on the Junior Subordinated Debentures before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Junior Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of California.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by the Company to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "-- Modification of Indenture" and "-- Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer of Related Preferred Securities shall occur and be continuing, the Company may, at its option and subject to prior approval of the Federal Reserve (if then so required under applicable guidelines or policies), redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Company. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms.

  The Company will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such

Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption or Exchange") in respect of such Trust Securities, the Company will pay to such Issuer such Additional Sums. The Company will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York and San Francisco are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial ownership interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plans, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to such Related Preferred Securities and (d) purchases of common stock or rights related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Company does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 15 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Company will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below) or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable guidelines or policies of the Federal Reserve.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Company has the right to terminate any Issuer, and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer.

  Tax Event, Capital Treatment Event or Investment Company Event
Redemption. If a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing, and the Company does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to terminate the related Issuer and after satisfaction of the liabilities of creditors of such Issuer as required by applicable law cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--
 Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the Redemption Date.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions) will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the Company, as Depositor and subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines and policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities -- Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

    (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "-- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATION OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise indicated in the Prospectus Supplement. An Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The

Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a

Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms accepable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                           BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures.

  Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Company believe to be accurate, but the Issuers and the Company assume no responsibility for the accuracy thereof. Neither the Issuers nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary termination, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on its Preferred Securities and will not have funds legally available therefor. In such event, holders of the Issuer's Preferred Securities would not be able to rely on the Guarantee for such payments.

  Each Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee. See "-- Status of the Guarantees". Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. There are various legal limitations on the extent to which the Bank, which is the Company's principal subsidiary, may extend credit, pay dividends or otherwise supply funds to the Company or its affiliates. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Wells Fargo & Company". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

  Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all liabilities of the Company (including obligations under the Junior Subordinated Debentures), with the exception of any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee

Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred
Securities -- Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

   Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of California.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
               THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                              AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of payments of Distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debentures, the related Issuer will not have funds to pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of a pro-rata portion of the payment due on the Corresponding Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Indebtedness of the Company would not constitute an Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Company under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of the liability of creditors as required by applicable law, the holders of the Related Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Company and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

   Any underwriting compensation paid by the Company and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company and the Issuers by Brobeck, Phleger & Harrison LLP, San Francisco, California, counsel to the Company and for the Issuers by Richards, Layton & Finger, special Delaware counsel to the Issuers and the Company. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Brobeck, Phleger & Harrison LLP and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Sullivan & Cromwell, from time to time, performs legal services for the Company. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Brobeck, Phleger & Harrison LLP.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of First Interstate as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

                                 $750,000,000
                             WELLS FARGO & COMPANY

                          SENIOR DEBT SECURITIES

                       SUBORDINATED DEBT SECURITIES

                             PREFERRED STOCK


  WELLS FARGO & COMPANY (the "Company") intends to offer and sell from time to time its debt securities (the "Notes") and its Preferred Stock, $5.00 par value ("Preferred Stock"), with an aggregate public offering price of $750,000,000 (or the equivalent in foreign currencies or composite currencies) on terms to be determined by market conditions at the time of sale. The Notes and the Preferred Stock (together the "Offered Securities") may be offered separately or together, in separate series, in amounts and at prices and terms to be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). At the option of the Company, the Notes may be issued as senior debt securities ("Senior Notes") or as subordinated debt securities ("Subordinated Notes"). The Offered Securities may be denominated in United States dollars or, at the option of the Company, in any other currency, in a composite currency or in amounts determined by reference to an index which is specified in the Prospectus Supplement. The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement. The Notes may be convertible or exchangeable into Preferred Stock or Common Stock of the Company. The Preferred Stock may be convertible or exchangeable into Notes or Common Stock of the Company and may be represented by Depositary Shares.

  The Offered Securities may be offered and sold directly by the Company or through one or more underwriters or agents. In addition, the Prospectus Supplement will set forth the terms of sale of the Offered Securities and the identity of any underwriters or agents. Any underwriters, dealers or agents participating in any offering of the Offered Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution."

  Payment of the principal of the Subordinated Notes may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company or the Bank. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the Subordinated Notes, including the payment of interest or principal. See "Description of Notes -- Events of Default."

                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    COMMISSION OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCU-
     RACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
      CONTRARY IS A CRIMINAL OFFENSE.

   THE OFFERED SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR
     OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL
       DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY
         OR INSTRUMENTALITY.

                           -------------------------

   This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                           -------------------------

                The date of this Prospectus is     , 1996.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriters or agents. Neither the delivery of this Prospectus and the Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that information herein or therein is correct as of any time subsequent to the date hereof or thereof.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York and Pacific Stock Exchanges on which certain of the Company's securities are listed. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Act:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996; (iii) the Company's Current Reports on Form 8-K filed on January 16, January 24, January 31, February 29, April 1, April 5, April 10, April 16, July 16, August 9, September 20, September 23, October 15 and November 15, 1996; and (iv) the consolidated financial statements of First Interstate Bancorp ("First Interstate") as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, as contained in First Interstate's Annual Report on Form 10-K for the year ended December 31, 1995. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  Any person receiving a copy of this Prospectus may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests should be directed to Wells Fargo & Company, Investor/Public Relations, MAC #0163-029, 343 Sansome Street, San Francisco, California 94163, telephone (415) 396-0560.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             WELLS FARGO & COMPANY

  Wells Fargo & Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp ("First Interstate"). On the basis of assets as of September 30, 1996, the Company was the eighth largest bank holding company in the United States. As of September 30, 1996, the Company had loans of $69.2 billion, total assets of $109.2 billion, total deposits of $83.7 billion and stockholders' equity of $14.9 billion. Its principal subsidiary is Wells Fargo Bank, National Association (the "Bank"). The Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services.

  The Company is a legal entity separate and distinct from the Bank and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. The executive offices of the Company are located at 420 Montgomery Street, San Francisco, California 94163. The Company's telephone number is (415) 477-1000.

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Offered Securities to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities will be used for general corporate purposes. Specific allocations of the proceeds to such purposes have not been determined. The net proceeds may be used to reduce outstanding commercial paper and other debt of the Company. Based upon the anticipated future funding requirements of the Company and its subsidiaries, the Company expects that it will, from time to time, engage in additional financings of a character and in amounts to be determined and that its commercial paper borrowings and other short-term debt may be increased above the level prevailing after the initial use of proceeds.

             CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following sets forth the historical consolidated ratios of earnings to fixed charges and the historical ratios of earnings to fixed charges and preferred stock dividends of the Company for the periods indicated:

                             QUARTER     NINE MONTHS
                              ENDED         ENDED     YEAR ENDED DECEMBER 31,
                          SEPTEMBER 30, SEPTEMBER 30, ------------------------
                              1996          1996      1995 1994 1993 1992 1991
                          ------------- ------------- ---- ---- ---- ---- ----
Consolidated Ratios of
 Earnings to Fixed
 Charges(1)(3)
  Including interest on
   deposits..............     2.02          2.13      2.19 2.20 1.90 1.33 1.02
  Excluding interest on
   deposits..............     5.34          5.46      4.56 5.04 4.53 2.56 1.10
Consolidated Ratios of
 Earnings to Fixed
 Charges and Preferred
 Stock Dividends(1)(2)(3)
  Including interest on
   deposits..............     1.91          2.02      2.09 2.07 1.77 1.26 1.00
  Excluding interest on
   deposits..............     4.28          4.48      3.99 4.18 3.51 2.02 1.01

--------
(1) For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expense plus the estimated interest component of net rental expense.

(2) The preferred stock dividends are increased to amounts representing the pretax earnings required to cover such dividends.

(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes the fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

                             DESCRIPTION OF NOTES

  The Senior Notes will be issued under an Indenture, dated as of September 1, 1984, as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987, and the Third Supplemental Indenture dated as of January 23, 1991 (together, the "Senior Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as successor Trustee (the "Senior Trustee"). The Subordinated Notes will be issued under an Indenture dated as of December 10, 1992 (the "Subordinated Indenture"), between the Company and Marine Midland Bank, as Trustee (the "Subordinated Trustee"). In this Prospectus, the Senior Indenture and the Subordinated Indenture are referred to as the "Indentures." The Senior Trustee and the Subordinated Trustee are referred to as the "Trustees." As used in this Prospectus, the term "Senior Notes" means the Senior Notes offered hereby and, unless the context otherwise requires, any other debt securities heretofore or hereafter issued under the Senior Indenture, the term "Subordinated Notes" means the Subordinated Notes offered hereby and, unless the context otherwise requires, any other debt securities heretofore or hereafter issued under the Subordinated Indenture, and the term "Notes" means the Notes offered hereby and, unless the context otherwise requires, any other debt securities heretofore or hereafter issued under the Indentures; and references to "principal" of the Notes shall be deemed to include, unless the context otherwise requires, a reference to premium, if any, on the Notes. Copies of the Indentures and the forms of the Notes are filed or incorporated by reference as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures and the summary of certain provisions of a particular series of Notes set forth in the Prospectus Supplement relating thereto do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures and the respective forms of the Notes, including the definitions therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference.

GENERAL

  The Indentures do not limit the amount of debt securities which can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indentures do not limit the amount of other indebtedness or securities which may be issued by the Company. The Notes may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to an index and may otherwise vary, all as provided in the Indentures.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Notes offered thereby: (i) the designation and aggregate principal amount of Notes of such series; (ii) the ranking of the Notes as Senior Notes or Subordinated Notes; (iii) the percentage of their principal amount at which such Notes will be issued; (iv) the date or dates on which such Notes will mature, if any; (v) the rate per annum or the method of determining the rate or rates per annum, if any, at which such Notes will bear interest; (vi) the dates from and on which such interest, if any, will accrue and be payable and the designated record dates for such interest payments;
(vii) the currency (which may be a composite currency) in which payment of principal and interest, if any, shall be payable if other than United States dollars; (viii) the index, if any, upon which the amount of principal or interest is determined; (ix) any redemption terms; (x) any conversion or exchange provisions; (xi) provisions for issuance of global securities; and
(xii) other specific terms. If so indicated in the applicable Prospectus Supplement, the terms of the Notes offered thereby may differ from those set forth herein.

  Some of the Notes may be issued as discounted Notes (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Some of the Notes may be perpetual and have no stated maturity. Federal income tax consequences and other special considerations applicable to such perpetual or discounted Notes will be described in the Prospectus Supplement relating thereto.

  Interest on the Notes of any series will be payable to the persons in whose names the Notes are registered at the close of business on the record date designated for an interest payment date (Section 2.03). The Notes may be presented for the payment of principal and interest, if any, transfer and exchange at the offices or agencies of the Company maintained for such purposes in San Francisco and New York City. Payment of any installment of interest may be made at the option of the Company by check, mailed to the address of the person entitled thereto as it appears on the Register of the Notes of such series (Sections 2.05, 4.01 and 4.02). The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and any whole multiple of $1,000, unless different authorized denominations are stated in the Prospectus Supplement. No service charge will be made for any exchange or registration of transfer of a Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge (Section 2.05). The Indentures provide that if a series of Notes is denominated in a currency other than United States dollars or in a composite currency, in the absence of a contrary provision in the Notes any action or distribution under the Indentures will be based on the relative amount of United States dollars that could be obtained on such reasonable basis of exchange on such date as is specified by the Company to the Trustee (Sections 14.10 of the Senior Indenture and 16.10 of the Subordinated Indenture).

  All of the Notes will be unsecured general obligations of the Company. The Senior Notes will not be subordinated in right of payment to any other indebtedness of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, neither the Indentures nor the Notes contain provisions which would afford holders of the Notes protection in the event of a takeover, recapitalization or similar restructuring involving the Company which could adversely affect the Notes.

SUBORDINATION OF SUBORDINATED NOTES

  The obligation of the Company to make any payment on account of the principal of and interest on the Subordinated Notes of any series will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next paragraph. Senior Indebtedness of the Company includes the Senior Notes and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Subordinated Notes or "ranking junior" to the Subordinated Notes (as those terms are defined in the Subordinated Indenture) (Section 1.01). The definition of senior indebtedness in certain previously issued subordinated debt of the Company (the "Prior Subordinated Debt", which term excludes any Subordinated Notes issued under the Subordinated Indenture) includes only indebtedness of or guaranteed by the Company for borrowed money and any deferred obligation for the payment of the purchase price of property or assets, other than obligations ranking on a parity with or junior to such subordinated indebtedness. As a result of this difference, the holders of Subordinated Notes are subordinated to greater amounts of senior indebtedness of the Company than holders of such Prior Subordinated Debt and, under the circumstances described in the following paragraph, holders of Subordinated Notes may receive less, ratably, than holders of such Prior Subordinated Debt. As of September 30, 1996, there was $2.5 billion of Senior Indebtedness of the Company and $2.9 billion of obligations ranking on a parity (as defined in the Subordinated Indenture) with the Subordinated Notes. The Subordinated Indenture does not limit the amount of Senior Indebtedness of the Company.

  In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the

Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Subordinated Notes, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Subordinated Notes before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Subordinated Notes (Section 14.01). By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Subordinated Notes having a claim pursuant to the Subordinated Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Notes (Section 14.10).

GLOBAL SECURITIES

  The Notes of a series may be issued in whole or in part in the form of one or more global securities ("Global Security") that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Notes in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor (Sections
2.02 and 2.05).

  The specific terms of the depositary arrangement with respect to any Notes of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Security to the accounts of institutions that have accounts with such depositary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Notes, by certain agents of the Company or by the Company, if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary with respect to Participants' interests in such Global Security or by Participants or by persons that hold through Participants with respect to beneficial owners' interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the depositary for a Global Security, or its nominee, is the holder of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Indenture governing such Notes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Notes of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Notes.

  Principal and interest payments on Notes registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. The Company expects that the depositary for Notes of a series, upon receipt of any payment of principal or interest in respect of a Global Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by Participants or persons who hold interests through Participants to owners of beneficial interests in such Global Security held through such Participants or persons will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants or persons. None of the Company, the Trustee for such Notes, any paying agent or any registrar for such Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  If a depositary for Notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes of such series in definitive form in exchange for the Global Security or Securities representing the Notes of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Notes of a series represented by one or more Global Securities and, in such event, will issue Notes of such series in definitive form in exchange for the Global Security or Securities representing such Notes.

CONVERSION AND EXCHANGE

  The terms, if any, on which Notes of any series are convertible into or exchangeable for Common Stock or Preferred Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of Common Stock or Preferred Stock to be received by the holders of Notes would be calculated according to the market price of Common Stock or Preferred Stock as of a time stated in the Prospectus Supplement relating thereto.

LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OR CONVERTIBLE SECURITIES OF, AND MERGER OR SALE OF ASSETS BY, THE BANK

  The Senior Indenture contains a covenant that (i) the Company will not, and will not permit the Bank to issue, sell, transfer, assign, pledge or otherwise dispose of any shares of Capital Stock of any class of the Bank or any securities convertible or exchangeable into shares of Capital Stock of any class of the Bank, unless, after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible or exchangeable into such Capital Stock (including such securities, if any, which may be the subject of such transaction), at least 80% of the outstanding shares of Capital Stock of each class of the Bank shall be owned at that time directly or indirectly by the Company; and (ii) the Company will not permit the Bank to merge or consolidate or convey or transfer all or substantially all of its assets, unless at least 80% of the outstanding shares of Capital Stock of each class (after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible or exchangeable into Capital Stock, including such securities, if any, which may be issued in such transaction) of the surviving corporation in the case of merger or consolidation or of the transferee corporation in the case of a conveyance or transfer shall be owned at that time directly or indirectly by the Company (Section 4.07 of the Senior Indenture). There is no similar covenant in the Subordinated Indenture.

EVENTS OF DEFAULT

  An Event of Default with respect to any series of Senior Notes is defined in the Senior Indenture as being: (a) default for 30 days in payment of any installment of interest on Senior Notes of such series; (b) default in payment of any principal on Senior Notes of such series; (c) default by the Company in performance in any material respect of any of the covenants or agreements in the Senior Notes or in the Senior Indenture specifically contained therein for the benefit of the Senior Notes of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in principal amount of the Senior Notes of such series and all other series so benefited (all such series voting as one class) then outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company or of the Bank (Section 6.01 of the Senior Indenture). No Event of Default described in clause (a), (b) or (c) above with respect to a particular series of Senior Notes necessarily constitutes an Event of Default with respect to any other series of Senior Notes. In addition, the Senior Indenture also defines an Event of Default with respect to any series of Senior Notes as being default in the payment of any indebtedness for borrowed money of the Company (including a default with respect to Senior Notes of any series other than such series) or of the Bank in principal amount in excess of $1,000,000 and the expiration of any period of grace with respect thereto, or the occurrence of any event of default as defined in any mortgage, indenture or instrument (including the Senior Indenture) evidencing, securing or under which there is issued any indebtedness for borrowed money of the Company or of the Bank in principal amount in excess of $1,000,000 that results in the acceleration of such indebtedness, and such default in payment is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in principal amount of all Senior Notes then outstanding (all series voting as one class), provided that so long as the Company or the Bank, as the case may be, is contesting in good faith such default in payment or event of default and the Company delivers to the Trustee a certificate that the Company or the Bank, as the case may be, is contesting in good faith the existence of such payment default or event of default, then no Event of Default shall be deemed to exist under this clause; such Event of Default is herein called a "Cross Default."

  The Senior Indenture provides that if an Event of Default under clause (a),
(b) or (c) above shall have occurred and be continuing (but only if, in the case of clause (c), the Event of Default is with respect to less than all series of Senior Notes then outstanding under such Indenture), either the Trustee or the holders of not less than 25% in principal amount of the then outstanding Senior Notes of the series as to which the Event of Default has occurred (each such series voting as a separate class in the case of an Event of Default under clause (a) or (b), and all such series voting as one class in the case of an Event of Default under clause (c)) may declare the principal (or portion thereof specified in the terms of such series) of all the Senior Notes of such series, or of all such series in the case of an Event of Default under clause (c) above, in each case together with any accrued interest, to be due and payable immediately. The Senior Indenture also provides that if an Event of Default under clause (c) or (d) above or the Cross Default clause shall have occurred and be continuing (but only if, in the case of clause (c), the Event of Default is with respect to all the Senior Notes then outstanding under the Senior Indenture), either the Trustee or the holders of not less than 25% in principal amount of all the Senior Notes then outstanding (voting as one class) may declare the principal (or portion thereof specified in the terms of any series) of all the Senior Notes, together with any accrued interest, to be due and payable immediately. Upon certain conditions, such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Senior Notes of the series then outstanding as were entitled to declare such default (such series or all series voting as one class, if more than one series is so entitled). In addition, past defaults may be waived by the holders of a majority in principal amount of the Senior Notes of all series then outstanding (all series voting as one class), except a default in the payment of principal of or interest on the Senior Notes or in respect of a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of the holder of each Senior Note so affected (Sections 6.01 and 6.06 of the Senior Indenture).

  An Event of Default with respect to any series of Subordinated Notes is defined in the Subordinated Indenture as being: (a) default for 30 days in payment of any installment of interest on Subordinated Notes of such series;
(b) default in payment of any principal on Subordinated Notes of such series;
(c) default by the Company in performance in any material respect of any of the covenants or agreements in the Subordinated Notes or in the Subordinated Indenture specifically contained therein for the benefit of the Subordinated Notes of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in principal amount of the Subordinated Notes of such series and all other series so benefited (all such series voting as one class) then outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank (Section 6.01 of the Subordinated Indenture). No Event of Default described in clause (a), (b) or (c) above with respect to a particular series of Subordinated Notes necessarily constitutes an Event of Default with respect to any other series of Subordinated Notes. No Event of Default described in clause (a), (b) or (c) above permits acceleration of the payment of principal of the Subordinated Notes. The Subordinated Indenture provides that if an Event of Default under clause (d) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all the then outstanding Subordinated Notes of each series as to which such Event of Default has occurred (voting as one class) may declare the principal (or a portion thereof specified in the terms of any series) of all Subordinated Notes as to which such Event of Default under clause (d) has occurred, together with any accrued interest, to be due and payable immediately. Upon certain conditions, such declaration may be annulled by a majority in principal amount of the Subordinated Notes of the series then outstanding as were entitled to declare such Event of Default (such series or all series voting as one class, if more than one series is so entitled). In addition, past defaults may be waived by the holders of a majority in principal amount of the Subordinated Notes of all series then outstanding as to which the default has occurred (all series voting as one class), except a default in the payment of principal or interest on any such Subordinated Notes or in respect of a covenant or provision of the Subordinated Indenture which cannot be modified or amended without the consent of the holder of each Subordinated Note so affected (Sections 6.01 and 6.06 of the Subordinated Indenture).

  As a result of the provisions stated in the prior paragraph, the Subordinated Indenture does not provide for any right to accelerate the payment of principal of the Subordinated Notes upon a default in payment of principal or interest or in the performance of any covenant or agreement in the Subordinated Notes or the Subordinated Indenture, or upon a default in the payment or acceleration of other indebtedness of the Company. In the case of a default in the payment of principal or interest, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal or interest (Section 6.02 of the Subordinated Indenture).

  Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Notes issued under such Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders (Section 7.02). Each Indenture also provides that the holders of a majority in principal amount of the outstanding Notes issued thereunder of all series affected (voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series (Section 6.06).

  Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists (Section 4.06).

MODIFICATION OF THE INDENTURE AND WAIVER

  Each Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Notes of all series then outstanding under such Indenture affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the holders of Notes of each such series, except that no such supplemental indenture may (i) extend the fixed maturity of any Notes, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal of or any interest thereon or on any overdue principal amount, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding Notes under such Indenture (Section 10.02).

  Each Indenture provides that the Company may omit in any particular instance to comply with any covenant or condition specifically contained in such Indenture for the benefit of one or more series of Notes (including in the case of the Senior Indenture, the covenant described above under "Limitation on Sale or Issuance of Capital Stock or Convertible Securities of, and Merger or Sale of Assets by, the Bank") if before the time for such compliance the holders of a majority in principal amount of the Notes of all series then outstanding under such Indenture, and, in the case of the Subordinated Indenture, affected by the omission (voting as one class) waive such compliance in such instance, but such waiver shall not extend to or affect such covenant or condition except to the extent so expressly waived (Section
4.08 of the Senior Indenture and Section 4.07 of the Subordinated Indenture).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Each Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation, assumes the Company's obligations under such Indenture and on the Notes issued under such Indenture, and, after giving effect to such transaction, the Company or the successor corporation would not be in default under such Indenture (Section 11.01).

CONCERNING THE TRUSTEES

  The Chase Manhattan Bank (formerly known as Chemical Bank) is the successor Trustee under the Senior Indenture. Notices to the Senior Trustee should be directed to The Chase Manhattan Bank, Corporate Trust Department, 450 West 33rd Street, New York, New York 10001, Attention: Vice President. The Company and the Bank maintain deposit accounts and conduct other banking transactions with the Senior Trustee in the ordinary course of business. Marine Midland Bank is the Trustee under the Subordinated Indenture. Notices to the Subordinated Trustee should be directed to Marine Midland Bank, 140 Broadway, New York, New York 10015, Attention: Vice President -- Corporate Trust Administration. The Bank has entered into correspondent banking relationships with the Subordinated Trustee and with its corporate parent, The Hong Kong and Shanghai Banking Corporation Limited ("HSBC"), involving various banking transactions in the ordinary course of business. As part of their relationship, the Bank and HSBC have an arrangement providing for the referral of customers to each other. The Company and the parent of HSBC have established a jointly owned trade bank with principal offices in San Francisco called Wells Fargo HSBC Trade Bank, N.A.

                        DESCRIPTION OF PREFERRED STOCK

  The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Preferred Stock may differ from the terms set forth below. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Certificate of Designation relating to such series of Preferred Stock, which are filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

  The Company is authorized to issue 25,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the specific number of shares, title, liquidation preference of each share, issue price, dividend rate or rates (or method of calculation), dividend periods, dividend payment dates, any redemption or sinking fund provisions, any conversion provisions and any other specific terms of any series without any further action by stockholders of the Company unless action is required by applicable laws or regulations or by the terms of other outstanding preferred stock. As of the date of this Prospectus, the Company had five series of Preferred Stock outstanding consisting of 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series B ("Adjustable Rate Preferred Stock"), 477,500 shares of 9% Preferred Stock, Series C ("9% Preferred Stock") represented by 9,550,000 Depositary Shares each representing a one-twentieth interest in a share of 9% Preferred Stock, 350,000 shares of 8 7/8% Preferred Stock, Series D (the "8 7/8% Preferred Stock" and together with the 9% Preferred Stock, the "Fixed Rate Preferred Stock") represented by 7,000,000 Depositary Shares each representing a one-twentieth interest in a share of 8 7/8% Preferred Stock, 750,000 shares of 9% Preferred Stock, Series G ("9% Series G Preferred Stock") represented by 6,000,000 Depositary Shares each representing a one-eighth interest in a share of 9% Series G Preferred Stock and 4,000,000 shares of Fixed/Adjustable Rate Non-cumulative Preferred Stock, Series H (the "Fixed/Adjustable Rate Preferred Stock"). The Adjustable Rate Preferred Stock has a liquidation preference of $50 per share, the Fixed Rate Preferred Stock has a liquidation preference of $500 per share or $25 per Depositary Share, the 9% Series G Preferred Stock has a liquidation preference of $200 per share or $25 per Depositary Share and the Fixed/Adjustable Rate Preferred Stock has a liquidation preference of $50 per share. The 9% Preferred Stock has been called for redemption by the Company on December 31, 1996. See "Description of Capital Stock -- Existing Preferred Stock." Unless otherwise specified in the Prospectus Supplement relating thereto, the shares of each series of Preferred Stock will rank on a parity as to dividends and distributions of assets with each other and with the Adjustable Rate Preferred Stock, the Fixed Rate Preferred Stock and the New Wells Fargo Preferred Stock. The Company may call the other series of Preferred Stock for redemption on dates from the date of this Prospectus to October 1, 2001.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Preferred Stock offered thereby: (i) the designation, number of shares and liquidation preference per share; (ii) the initial public offering price; (iii) the dividend rate or rates, or the method of determining the dividend rate or rates; (iv) the index, if any, upon which the amount of dividends, if any, is determined; (v) the dates on which dividends, if any, will accrue and be payable and the designated record dates for determining the holders entitled to such dividends; (vi) any redemption or sinking fund provisions; (vii) any conversion or exchange provisions; (viii) whether the Company has elected to offer Depositary Shares as described under "Description of Depositary Shares"; (ix) provisions for issuance of global securities; (x) the currency (which may be composite currency) in which payment of dividends, if any, shall be payable if other than United States dollars; (xi) voting rights, if different from those described under "Description of Preferred Stock -- Voting Rights"; and (xii) any additional terms, preferences or rights.

  As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

  Under regulations adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if the holders of shares of any series of preferred stock of the Company become entitled to vote for the election of directors because the Board of Directors of the Company has failed to declare or pay dividends on such series (see "Description of Preferred Stock Voting Rights"), such series may then be deemed a class of "voting securities" and a holder of 25 percent or more of such series (or a holder of five percent or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire five percent or more of such series and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire ten percent or more of such series.

  The shares of Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

  The transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Stock will be specified in the Prospectus Supplement relating thereto.

DIVIDENDS

  The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative or non-cumulative cash or other dividends at such rate or rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company and specified in the Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

  No dividends may be declared in respect of any dividend period on any other series or class of preferred stock ranking on a parity as to dividends with the Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock unless full cumulative dividends on all outstanding shares of each series of Preferred Stock on which dividends are cumulative and on the Adjustable Rate Preferred Stock, the Fixed Rate Preferred Stock and the New Wells Fargo Preferred Stock shall have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date, unless otherwise indicated in the Prospectus Supplement. In the event that full cumulative dividends on such Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock have not been declared and paid or set apart when due, the Company may not declare or pay any dividends on, or make other distributions on or make any payment on account of the purchase, redemption, or other retirement, of its Common Stock or any other stock of the Company ranking as to dividends or upon liquidation junior to such Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock (other than, in the case of dividends or distributions, dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or such other junior ranking stock), until full cumulative dividends on such Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock are made or set apart for payment, unless otherwise indicated in the Prospectus Supplement.

  When dividends are not paid in full upon any series of Preferred Stock, the Adjustable Rate Preferred Stock, the Fixed Rate Preferred Stock, the New Wells Fargo Preferred Stock and any other preferred stock ranking on a parity therewith all dividends declared or made upon shares of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock, New Wells Fargo Preferred Stock and any other series of preferred stock ranking on a parity therewith shall be declared pro rata so that the amount of dividends declared per share on Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock, New Wells Fargo Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock, New Wells Fargo Preferred Stock and such other preferred stock bear to each other. No interest shall be payable in respect of any dividend payment which may be in arrears unless otherwise indicated in the Prospectus Supplement.

REDEMPTION

  The shares of any series of Preferred Stock may be redeemable at the option of the Company and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, on the date or dates and at the redemption price or prices set forth in the Prospectus Supplement relating to such series. If fewer than all shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by the Company pro rata or by lot, or by any other method determined by the Board of Directors to be equitable.

  Under regulations of the Federal Reserve Board, any perpetual preferred stock with a feature permitting redemption at the option of the issuer may qualify as Tier 1 capital only if the redemption is subject to prior approval of the Federal Reserve Board. Therefore, any redemption of Preferred Stock at the option of the Company will require the prior approval of the Federal Reserve Board in order for the Preferred Stock to qualify as Tier 1 capital for bank regulatory purposes.

  If any dividends on shares of any series of Preferred Stock are in arrears, no shares of Common Stock or shares of capital stock ranking junior to or on parity with the Preferred Stock shall be redeemed and no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

  Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 40 nor more than 70 days prior to the date fixed for redemption thereof (and, in the case of New Wells Fargo Preferred Stock, not less than 40 nor more than 60 days' notice), to the respective addresses of such holders as the same shall appear on the Company's stock books. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price and the manner in which such redemption price is to be paid and delivered; (iv) the place or places where certificates for such shares of Preferred Stock are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

  If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Stock called for redemption (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Preferred Stock so called for redemption will cease to accrue, any right to convert the shares of Preferred Stock will terminate, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company will so require and the notice shall so state), the redemption price set forth above will be paid out of funds provided by the Company. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof.

LIQUIDATION PREFERENCE

  Upon any liquidation, dissolution or winding up of the Company, the holders of shares of each series of Preferred Stock and of the Adjustable Rate Preferred Stock, the Fixed Rate Preferred Stock and the New Wells Fargo Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to or set apart for the holders of Common Stock or of any other shares of stock of the Company ranking as to such a distribution junior to the shares of such series, with respect to the Preferred Stock, an amount described in the Prospectus Supplement relating to such series of Preferred Stock, and with respect to the Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New

Wells Fargo Preferred Stock, an amount equal to the liquidation value of such shares. See "Description of Capital Stock -- Existing Preferred Stock." If, in any case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or the proceeds thereof shall be insufficient to pay in full the amounts payable with respect to shares of each series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity therewith, the holders of shares of such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of shares of such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock of the full preferential amounts to which they are entitled, the holders of shares of such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company, unless otherwise provided in the Prospectus Supplement. A consolidation or merger of the Company with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

CONVERSION AND EXCHANGE

  The terms, if any, on which shares of any series of Preferred Stock are convertible into or exchangeable for Notes or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of Common Stock to be received by the holders of Preferred Stock would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

VOTING RIGHTS

  Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Stock, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

  On matters on which holders of such series and holders of any other series of Preferred Stock are entitled to vote as a single class, each full share of any series of the Preferred Stock shall be entitled to one vote. Therefore, the voting power of such series will depend on the number of shares in such series, not the liquidation preference or initial offering price of the shares of such series of the Preferred Stock. However, as more fully described under "Description of Depositary Shares," if the Company elects to provide for the issuance of Depositary Shares representing fractional interests in a share of a series of the Preferred Stock, the holders of each such Depositary Share will, in effect, be entitled through the Depositary to such fraction of a vote, rather than a full vote. To the extent the Depositary does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock, it will vote such shares of Preferred Stock in accordance with the recommendation of the Company, unless otherwise indicated in the Prospectus Supplement.

  Whenever the Board of Directors shall have failed to declare and pay dividends on a series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock (voting as a class with all other affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock ranking on a parity therewith either as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends which the Board of Directors failed to declare or pay on such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock have been fully paid or set apart for payment. In addition, under such circumstances, certain holders of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock may become subject to regulation as a bank holding company. See "Description of Preferred Stock -- General." The term of office of all directors elected by the holders of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock shall terminate immediately upon the termination of the right of the holders of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock to vote for directors.

  So long as any shares of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock remain outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock outstanding at the time (voting separately as a class with all other affected series of Preferred Stock ranking on a parity with the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock), (i) authorize, create or issue, or increase the authorized amount of, any class or series of stock ranking prior to the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock as to dividends or upon liquidation; or (ii) amend, alter or repeal the provisions of the Company's Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock which are filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

  The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in a share of a particular series of the Preferred Stock described in the Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement, a holder of Depositary Shares is not entitled to receive the whole shares of Preferred Stock underlying the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement also contains provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by the Company with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. To the extent the Depositary does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock, it will vote shares of Preferred Stock in accordance with the recommendation of the Company, unless otherwise indicated in the Prospectus Supplement.

AMENDMENT OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holder of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

TAXATION

  Owners of Depositary Shares will be treated for Federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

MISCELLANEOUS

  The Company, or at the option of the Company, the Depositary, will forward to the holders of Depositary Shares all reports and communications from the Company which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary will be appointed by the Company within 60 days after delivery of the notice of resignation or removal. The Deposit Agreement may be terminated at the direction of the Company or by the Depositary if a period of 90 days shall have expired after the Depositary has delivered to the Company written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to deliver Preferred Stock certificates together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered. Upon request of the Company, the Depositary shall deliver all books, records, certificates evidencing Preferred Stock, Depositary Receipts and other documents respecting the subject matter of the Deposit Agreement to the Company.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Company is authorized to issue 150,000,000 shares of Common Stock, par value $5.00 per share, and 25,000,000 shares of preferred stock, par value $5.00 per share.

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share of Common Stock held. All outstanding shares of Common Stock are fully paid and nonassessable.

  Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor subject to the limitations described below. In the event of liquidation, holders of the Common Stock are entitled to receive pro rata any assets distributed after payment of liabilities and the liquidation preference, if any, on any shares of Preferred Stock then outstanding. There are no conversion, preemptive or redemption rights of the Common Stock. The dividend rights and liquidation preferences relating to the preferred stock are superior to those relating to the Common Stock.

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York, New York.

EXISTING PREFERRED STOCK

  As of the date of this Prospectus, the Company had five series of preferred stock outstanding, consisting of 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series B, 477,500 shares of 9% Preferred Stock, Series C represented by 9,550,000 Depositary Shares each representing a one-twentieth interest in a share of 9% Preferred Stock, 350,000 shares of 8 7/8% Preferred Stock, Series D represented by 7,000,000 Depositary Shares each representing a one-twentieth interest in a share of 8 7/8% Preferred Stock, 750,000 shares of 9% Preferred Stock, Series G represented by 6,000,000 Depositary Shares each representing a one-eighth interest in a share of 9% Series G Preferred Stock and 4,000,000 shares of Fixed/Adjustable Rate Non-cumulative Preferred Stock, Series H. The 9% Preferred Stock, Series C has been called for redemption by the Company on December 31, 1996. The Adjustable Rate Preferred Stock has a liquidation preference of $50 per share, the Fixed Rate Preferred Stock has a liquidation preference of $500 per share or $25 per Depositary Share, the 9% Series G Preferred Stock has a liquidation preference of $200 per share or $25 per Depositary Share and the Fixed/Adjustable Rate Preferred Stock has a liquidation preference of $50 per share. Unless full cumulative dividends on the Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock and New Wells Fargo Preferred Stock have been paid, the Company may not declare dividends on or make any other payment in respect of any class of stock ranking junior to the Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock, including the Common Stock. Whenever the Board of Directors of the Company shall have failed to declare and pay dividends on any series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of such series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock (voting as a class with all other affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock ranking on a parity therewith either as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends which the Board of Directors failed to declare or pay on the affected series of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock or New Wells Fargo Preferred Stock have been fully paid or set apart for payment. The holders of Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock, New Wells Fargo Preferred Stock and Fixed/Adjustable Rate Preferred Stock have preference and priority over holders of Common Stock in the event of liquidation for payment of the liquidation preference of the Preferred Stock, Adjustable Rate Preferred Stock, Fixed Rate Preferred Stock, New Wells Fargo Preferred Stock and Fixed/Adjustable Rate Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon. The Company may call the other series of Preferred Stock for redemption on dates from the date of this Prospectus to October 1, 2001.

                             PLAN OF DISTRIBUTION

  The Company may offer and sell the Offered Securities to one or more underwriters for resale by them or through agents, or to investors directly. The Prospectus Supplement with respect to each series of Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and the net proceeds to the Company from such sale, any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers.

  If any underwriters are involved in the offer and sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities described in such Prospectus Supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Underwriters and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

  Employees of the Bank may act as finders of purchasers of Offered Securities. Their activities will be limited to contacting customers and informing them of the terms of the Offered Securities offered by the Company. The Company believes that such persons are not required to be registered as brokers or dealers under Section 3(a)(4) and 3(a)(5) of the Act since they are acting as employees on behalf of a bank.

                                LEGAL OPINIONS

  The legality of the Offered Securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of First Interstate as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Registration Fee .................................................. $227,273
   NYSE Listing Fees .................................................  135,000
   Printing and Engraving ............................................   40,000
   Legal Fees ........................................................  200,000
   Accounting Fees ...................................................   40,000
   Blue Sky and Legal Investment Fees ................................    5,000
   Rating Agencies' Fees .............................................  300,000
   Trustee's Fees ....................................................   30,000
   Miscellaneous .....................................................      727
                                                                       --------
   Total ............................................................. $978,000
                                                                       ========

  The foregoing amounts are the best estimates of the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the Delaware General Corporation Law, Wells Fargo & Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Wells Fargo & Company's By-Laws require it to indemnify its directors, officers and employees to the full extent permitted by Delaware law against certain liabilities and expenses incurred as a result of proceedings involving such persons as a result of their acting as an officer, director or trustee of any of the Registrants, including proceedings under the Securities Act of 1933 or the Securities Exchange Act of 1934. The By-Laws further provide that rights conferred under such By-Laws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision or any certificate of incorporation, by-law, agreement, vote of stockholders, disinterested directors or otherwise. The Restated Certificate of Incorporation of Registrant precludes, with certain exceptions, Wells Fargo & Company and its stockholders from recovering monetary damages from directors for business decisions found by a court to have been negligent or grossly negligent, including decisions relating to a change in control of Wells Fargo & Company.

  Reference is made to the form of Underwriting Agreement filed as an exhibit hereto pursuant to which underwriters may under certain circumstances indemnify the directors and officers of the Registrant. Directors and officers of the Registrant may also be indemnified in certain circumstances under the terms of other underwriting agreements entered into by the Registrant in connection with prior public offerings.

ITEM 16. EXHIBITS.

  1(a)  Form of firm commitment Underwriting Agreement for Senior Notes.
        Incorporated by reference to Exhibit 1(a) to Registration Statement No.
        33-53514 filed on December 8, 1992.
  1(b)  Form of firm commitment Underwriting Agreement for Subordinated Notes.
        Incorporated by reference to Exhibit 1(b) to Registration Statement No.
        33-53514 filed on December 8, 1992.
  1(c)  Form of firm commitment Underwriting Agreement for Preferred Stock.
        Incorporated by reference to Exhibit 1(c) to Registration Statement No.
        33-53514 filed on December 8, 1992.
  1(d)* Form of Underwriting Agreement for offering of Preferred Securities by
        Wells Fargo Capital I, II and III.

  1(e)  Form of Distribution Agreement. Incorporated by reference to Exhibit
        1(d) to Registration Statement No. 33-60573 filed on June 26, 1995.
  1(f)  Finder Agreement. Incorporated by reference to Exhibit 1(d) of the
        Company's Report on Form 8-K filed January 23, 1991.
  1(g)  Amendment No. 1 to Finder Agreement. Incorporated by reference to
        Exhibit 1(g) to Registration Statement No. 33-42273 filed on August 19,
        1991.
  1(h) Form of Amendment No. 2 to Finder Agreement. Incorporated by reference to Exhibit 1(h) to Registration Statement No. 33-42273 filed on August
        19, 1991.
  1(i)  Amendment No. 3 to Finder Agreement. Incorporated by reference to
        Exhibit 1(h) to Registration Statement No. 33-53514 filed on December
        8, 1992.
  1(j)  Amendment No. 4 to Finder Agreement. Incorporated by reference to
        Exhibit 1(i) to Registration Statement No. 33-51227 filed on November
        30, 1993.
  1(k)  Amendment No. 5 to Finder Agreement. Incorporated by reference to
        Exhibit 1(j) to Registration Statement No. 33-60573 filed on June
        26,1995.
  1(l)  Amendment No. 6 to Finder Agreement, dated August 24, 1995.
        Incorporated by reference to Exhibit 1(k) to Registration Statement No.
        333-10469 filed on August 20, 1996.
  1(m)* Amendment No. 7 to Finder Agreement, dated September 11, 1996.
  4(a)  Form of Senior Indenture, dated as of September 1, 1984, between Wells
        Fargo & Company and Manufacturers Hanover Trust Company. Incorporated by reference to Exhibit 4(a) to Registration Statement No. 2-93314 filed on September 18, 1984.
  4(b) Form of First Supplemental Indenture, dated as of April 15, 1986, between Wells Fargo & Company and Manufacturers Hanover Trust Company.
        Incorporated by reference to Exhibit 4(b) to Registration Statement No.
        33-4573 filed on April 4, 1986.
  4(c) Form of Second Supplemental Indenture, dated as of June 30, 1987, between Wells Fargo & Company and Manufacturers Hanover Trust Company.
        Incorporated by reference to Exhibit 4.10 to Form 8-B filed June 30,
        1987.
  4(d) Form of Third Supplemental Indenture, dated as of January 23, 1991, between Wells Fargo & Company and Manufacturers Hanover Trust Company.
        Incorporated by reference to Exhibit 4(a) to Form 8-K filed on January
        23, 1991.
  4(e)  Form of Subordinated Indenture, dated as of December 10, 1992, between
        Wells Fargo & Company and Marine Midland Bank, N.A. Incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-53514 filed on December 8, 1992.
  4(f)* Junior Subordinated Indenture, dated as of November 27, 1996, between
        Wells Fargo & Company and the First National Bank of Chicago to be used in connection with the issuance of Junior Subordinated Debentures.
  4(g)  Form of fixed rate Senior Note. Incorporated by reference to Exhibit
        4(b) to Registration Statement No. 2-95939 filed on February 20, 1985.
  4(h)  Form of floating rate Senior Note. Incorporated by reference to Exhibit
        4(c) to Registration Statement No. 2-95939 filed on February 20, 1985.
  4(i)  Form of original issue discount or zero coupon Senior Note.
        Incorporated by reference to Exhibit 4(d) to Registration Statement No.
        2-95939 filed on February 20, 1985.
  4(j) Form of fixed interest bearing Subordinated Note. Incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-53514 filed on December 8, 1992.
  4(k) Form of floating interest bearing Subordinated Note. Incorporated by reference to Exhibit 4(j) to Registration Statement No. 33-53514 filed on December 8, 1992.
  4(l)  Form of original issue discount or zero coupon Subordinated Note.
        Incorporated by reference to Exhibit 4(k) to Registration Statement No.
        33-53514 filed on December 8, 1992.

  4(m)    Form of Medium-Term Fixed Rate Note. Incorporated by reference to
          Exhibit 4(l) to Registration Statement No. 33-60573 filed on June 26,
          1995.
  4(n)    Form of Medium-Term Floating Rate Note. Incorporated by reference to
          Exhibit 4(m) to Registration Statement No. 33-60573 filed on June 26,
          1995.
  4(o)    Restated Certificate of Incorporation of the Company. Incorporated by
          reference to Exhibit 3(a) to Annual Report on Form 10-K for the year ended December 31, 1993.
  4(p)    Certificate of Determination for 9-7/8% Preferred Stock, Series F.
          Incorporated by reference to Exhibit 4(a) of Form 8-K filed April 10,
          1996.
  4(q)    Certificate of Determination for 9% Preferred Stock, Series G.
          Incorporated by reference to Exhibit 4(b) of Form 8-K filed April 10,
          1996.
  4(r)    Bylaws of the Company. Incorporated by reference to Exhibit 3(ii) to
          Form 8-K filed on April 18, 1995.
  4(s)    Form of Certificate of Designation for Preferred Stock. Incorporated
          by reference to Exhibit 4(c) to Registration Statement No. 33-45066
          filed on January 22, 1992.
  4(t)    Form of Deposit Agreement. Incorporated by reference to Exhibit 4(f)
          to Registration Statement No. 33-45066 filed on January 22, 1992.
  4(u)    Form of Depositary Receipt. Incorporated by reference to Exhibit 4(g)
          to Registration Statement No. 33-45066 filed on January 22, 1992.
  4(v)**  Trust Agreement of Wells Fargo Capital I.
  4(w)**  Certificate of Trust of Wells Fargo Capital I.
  4(x)**  Trust Agreement of Wells Fargo Capital II.
  4(y)**  Certificate of Trust of Wells Fargo Capital II.
  4(z)*   Trust Agreement of Wells Fargo Capital III.
  4(aa)** Certificate of Trust of Wells Fargo Capital III.
  4(bb)*  Form of Amended and Restated Trust Agreement for each of Wells Fargo
          Capital I, II and III.
  4(cc)*  Form of Preferred Security (included as Exhibit E in Exhibit 4(bb)).
  4(dd)*  Form of Junior Subordinated Debt Security.
  4(ee)*  Form of Guarantee Agreement with respect to Preferred Securities.
  4(ff)*  Restated Certificate of Trust of Wells Fargo Capital I.
  4(gg)*  Restated Certificate of Trust of Wells Fargo Capital II.
  4(hh)*  Restated Certificate of Trust of Wells Fargo Capital III.
  5(a)*   Opinion of Brobeck, Phleger & Harrison LLP.
  5(b)*   Opinion of Richards, Layton & Finger.
  5(c)*   Opinion of Richards, Layton & Finger.
  5(d)*   Opinion of Richards, Layton & Finger.
  8(a)*   Opinion of counsel as to certain federal income tax matters.
 12(a)*   Ratio of earnings to fixed charges (consolidated). Attached hereto and incorporated by reference to Exhibit 12(a) to Form 10-K filed by the Company on March 19, 1996, and to Exhibit 12(a) to the Company's
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1996.
 12(b)*   Computation of ratios of earnings to fixed charges and preferred dividend requirements (consolidated). Attached hereto and
          incorporated by reference to Exhibit 12(b) to
          Form 10-K filed by the Company on March 19, 1996, and to Exhibit
          12(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

23(a)*  Consent of KPMG Peat Marwick LLP.
23(b)*  Consent of Ernst & Young LLP.
23(c)*  Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5(a)).
23(d)*  Consent of Richards, Layton & Finger (included in Exhibits 5(b), 5(c) and 5(d)).
24(a)   Powers of Attorney (included on II-6).
24(b)   Powers of Attorney for Wells Fargo Capital I, II and III (included in Exhibits 4(v), 4(x) and 4(z), respectively).
25(a)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Junior
        Subordinated Indenture.
25(b)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Trust Agreement of Wells Fargo Capital I.
25(c)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Trust Agreement of Wells Fargo Capital II.
25(d)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Trust Agreement of Wells Fargo Capital III.
25(e)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Guarantee
        Agreement of Wells Fargo & Company for the benefit of the holders of Preferred Securities of Wells
        Fargo Capital I.
25(f)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Guarantee
        Agreement of Wells Fargo & Company for the benefit of the holders of Preferred Securities of Wells
        Fargo Capital II.
25(g)*  Statement of Eligibility of The First National Bank of Chicago as Trustee under the Guarantee
        Agreement of Wells Fargo & Company for the benefit of the holder of Preferred Securities of Wells
        Fargo Capital III.
25(h)*  Statement of Eligibility of The Chase Manhattan Bank (formerly known as Chemical Bank) as Trustee under the Senior Indenture.
25(i)*  Statement of Eligibility of Marine Midland Bank as Trustee under the Subordinated Indenture.

--------

*Filed herewith.

**Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  Notwithstanding subparagraph (ii) above, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding and other than indemnification covered by insurance) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, this 3rd day of
December   , 1996.

                                          WELLS FARGO & COMPANY

                                          By /s/      Alan J. Pabst
                                          -------------------------------------
                                                      Alan J. Pabst
                                           Senior Vice President and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, the Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
/s/          Paul Hazen*             Chairman and Chief Executive  December   , 1996
------------------------------------ Officer (Principal Executive
             Paul Hazen              Officer)

/s/      William F. Zuendt*          President and Director        December   , 1996
------------------------------------
         William F. Zuendt

/s/      Rodney L. Jacobs*           Vice Chairman and Chief       December   , 1996
------------------------------------ Financial Officer (Principal
         Rodney L. Jacobs            Financial Officer)

/s/      Frank A. Moeslein*          Executive Vice President and  December   , 1996
------------------------------------ Controller (Principal
         Frank A. Moeslein           Accounting Officer)

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                                     Director
____________________________________
   H. Jesse Arnelle

                                     Director
____________________________________
   Michael R. Bowlin

                                     Director
____________________________________
   Edward M. Carson

/s/ William S. Davila*               Director                      December   , 1996
____________________________________
   William S. Davila

/s/ Rayburn S. Dezember              Director
____________________________________
   Rayburn S. Dezember

                                     Director
____________________________________
   Myron DuBain

                                     Director
____________________________________
   Don C. Frisbee

                                     Director
____________________________________
   Robert K. Jaedicke

                                     Director
____________________________________
   Thomas L. Lee

                                     Director
____________________________________
   William F. Miller

/s/ Ellen M. Newman*                 Director                      December   , 1996
____________________________________
   Ellen M. Newman

/s/ Philip J. Quigley*               Director                      December   , 1996
____________________________________
   Philip J. Quigley

/s/ Carl E. Reichardt*               Director                      December   , 1996
____________________________________
   Carl E. Reichardt

/s/ Donald B. Rice*                  Director                      December   , 1996
____________________________________
   Donald B. Rice

/s/ Richard J. Stegemeier*           Director                      December   , 1996
____________________________________
   Richard J. Stegemeier

/s/ Susan G. Swenson*                Director                      December   , 1996
____________________________________
   Susan G. Swenson

/s/ Daniel M. Tellep*                Director                      December   , 1996
____________________________________
   Daniel M. Tellep

/s/ Chang-Lin Tien*                  Director                      December   , 1996
____________________________________
   Chang-Lin Tien

/s/ John A. Young*                   Director                      December   , 1996
____________________________________
   John A. Young

*By /s/ Alan J. Pabst
  ____________________________
     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Wells Fargo Capital I, Wells Fargo Capital II and Wells Fargo Capital III each certify that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, this 3rd day of December, 1996.

                                          WELLS FARGO CAPITAL I
                                          By: Wells Fargo & Company, as
                                           Sponsor

                                          By:  /s/   Guy Rounsaville, Jr.
                                          -------------------------------------

                                             Name: Guy Rounsaville, Jr.

                                                  Title: Secretary

                                          WELLS FARGO CAPITAL II
                                          By: Wells Fargo & Company, as
                                           Sponsor

                                          By:  /s/   Guy Rounsaville, Jr.
                                          -------------------------------------

                                             Name: Guy Rounsaville, Jr.

                                                  Title: Secretary

                                          WELLS FARGO CAPITAL III
                                          By: Wells Fargo & Company, as
                                           Sponsor

                                          By:  /s/   Guy Rounsaville, Jr.
                                          -------------------------------------

                                             Name: Guy Rounsaville, Jr.

                                                Title: Secretary

                               INDEX OF EXHIBITS

                                                                       FOUND ON
                                                                   SEQUENTIALLY
                                                                       NUMBERED
                                                                           PAGE
                                                                   ------------
  1(a)      Form of firm commitment Underwriting Agreement for
            Senior Notes. Incorporated by reference to Exhibit
            1(a) to Registration Statement No. 33-53514 filed on
            December 8, 1992.
  1(b)      Form of firm commitment Underwriting Agreement for
            Subordinated Notes. Incorporated by reference to
            Exhibit 1(b) to Registration Statement No. 33-53514
            filed on December 8, 1992.
  1(c)      Form of firm commitment Underwriting Agreement for
            Preferred Stock. Incorporated by reference to
            Exhibit 1(c) to Registration Statement No. 33-53514
            filed on December 8, 1992.
  1(d)*     Form of Underwriting Agreement for offering of
            Preferred Securities by Wells Fargo Capital I, II
            and III.
  1(e)      Form of Distribution Agreement. Incorporated by
            reference to Exhibit 1(d) to Registration Statement
            No. 33-60573 filed on June 26, 1995.
  1(f)      Finder Agreement. Incorporated by reference to
            Exhibit 1(d) of the Company's Report on Form 8-K
            filed January 23, 1991.
  1(g)      Amendment No. 1 to Finder Agreement. Incorporated by
            reference to Exhibit 1(g) to Registration Statement
            No. 33-42273 filed on August 19, 1991.
  1(h)      Form of Amendment No. 2 to Finder Agreement.
            Incorporated by reference to Exhibit 1(h) to
            Registration Statement No. 33-42273 filed on August
            19, 1991.
  1(i)      Amendment No. 3 to Finder Agreement. Incorporated by
            reference to Exhibit 1(h) to Registration Statement
            No. 33-53514 filed on December 8, 1992.
  1(j)      Amendment No. 4 to Finder Agreement. Incorporated by
            reference to Exhibit 1(i) to Registration Statement
            No. 33-51227 filed on November 30, 1993.
  1(k)      Amendment No. 5 to Finder Agreement. Incorporated by
            reference to Exhibit 1(j) to Registration Statement
            No. 33-60573 filed on June 26, 1995.
  1(l)      Amendment No. 6 to Finder Agreement, dated August
            24, 1995. Incorporated by reference to Exhibit 1(k)
            to Registration Statement No. 333-10469 filed on
            August 20, 1996.
  1(m)*     Amendment No. 7 to Finder Agreement, dated September
            11, 1996.
  4(a)      Form of Senior Indenture, dated as of September 1,
            1984, between Wells Fargo & Company and
            Manufacturers Hanover Trust Company. Incorporated by
            reference to Exhibit 4(a) to Registration Statement
            No. 2-93314 filed on September 18, 1984.
  4(b)      Form of First Supplemental Indenture, dated as of
            April 15, 1986, between Wells Fargo & Company and
            Manufacturers Hanover Trust Company. Incorporated by
            reference to Exhibit 4(b) to Registration Statement
            No. 33-4573 filed on April 4, 1986.

                                                                       FOUND ON
                                                                   SEQUENTIALLY
                                                                       NUMBERED
                                                                           PAGE
                                                                   ------------
  4(c)      Form of Second Supplemental Indenture, dated as of
            June 30, 1987, between Wells Fargo & Company and
            Manufacturers Hanover Trust Company. Incorporated by
            reference to Exhibit 4.10 to Form 8-B filed June 30,
            1987.
  4(d)      Form of Third Supplemental Indenture, dated as of
            January 23, 1991, between Wells Fargo & Company and
            Manufacturers Hanover Trust Company. Incorporated by
            reference to Exhibit 4(a) to Form 8-K filed on
            January 23, 1991.
  4(e)      Form of Subordinated Indenture, dated as of December
            10, 1992, between Wells Fargo & Company and Marine
            Midland Bank, N.A. Incorporated by reference to
            Exhibit 4(e) to Registration Statement No. 33-53514
            filed on December 8, 1992.
  4(f)*     Junior Subordinated Indenture, dated as of November
            27, 1996, between Wells Fargo & Company and the
            First National Bank of Chicago to be used in
            connection with the issuance of Junior Subordinated
            Debentures.
  4(g)      Form of fixed rate Senior Note. Incorporated by
            reference to Exhibit 4(b) to Registration Statement
            No. 2-95939 filed on February 20, 1985.
  4(h)      Form of floating rate Senior Note. Incorporated by
            reference to Exhibit 4(c) to Registration Statement
            No. 2-95939 filed on February 20, 1985.
  4(i)      Form of original issue discount or zero coupon
            Senior Note. Incorporated by reference to Exhibit
            4(d) to Registration Statement No. 2-95939 filed on
            February 20, 1985.
  4(j)      Form of fixed interest bearing Subordinated Note.
            Incorporated by reference to Exhibit 4(i) to
            Registration Statement No. 33-53514 filed on
            December 8, 1992.
  4(k)      Form of floating interest bearing Subordinated Note.
            Incorporated by reference to Exhibit 4(j) to
            Registration Statement No. 33-53514 filed on
            December 8, 1992.
  4(l)      Form of original issue discount or zero coupon
            Subordinated Note. Incorporated by reference to
            Exhibit 4(k) to Registration Statement No. 33-53514
            filed on December 8, 1992.
  4(m)      Form of Medium-Term Fixed Rate Note. Incorporated by
            reference to Exhibit 4(l) to Registration Statement
            No. 33-60573 filed on June 26, 1995.
  4(n)      Form of Medium-Term Floating Rate Note. Incorporated
            by reference to Exhibit 4(m) to Registration
            Statement No. 33-60573 filed on June 26, 1995.
  4(o)      Restated Certificate of Incorporation of the
            Company. Incorporated by reference to Exhibit 3(a)
            to Annual Report on Form 10-K for the year ended
            December 31, 1993.
  4(p)      Certificate of Determination for 9- 7/8% Preferred
            Stock, Series F. Incorporated by reference to
            Exhibit 4(a) of Form 8-K filed April 10, 1996.
  4(q)      Certificate of Determination for 9% Preferred Stock,
            Series G. Incorporated by reference to Exhibit 4(b)
            of Form 8-K filed April 10, 1996.
  4(r)      Bylaws of the Company. Incorporated by reference to
            Exhibit 3(ii) to Form 8-K filed on April 18, 1995.

                                                                       FOUND ON
                                                                   SEQUENTIALLY
                                                                       NUMBERED
                                                                           PAGE
                                                                   ------------
  4(s)      Form of Certificate of Designation for Preferred
            Stock. Incorporated by reference to Exhibit 4(c) to
            Registration Statement No. 33-45066 filed on January
            22, 1992.
  4(t)      Form of Deposit Agreement. Incorporated by reference
            to Exhibit 4(f) to Registration Statement No. 33-
            45066 filed on January 22, 1992.
  4(u)      Form of Depositary Receipt. Incorporated by
            reference to Exhibit 4(g) to Registration Statement
            No. 33-45066 filed on January 22, 1992.
  4(v)**    Trust Agreement of Wells Fargo Capital I.
  4(w)**    Certificate of Trust of Wells Fargo Capital I.
  4(x)**    Trust Agreement of Wells Fargo Capital II.
  4(y)**    Certificate of Trust of Wells Fargo Capital II.
  4(z)*     Trust Agreement of Wells Fargo Capital III.
  4(aa)**   Certificate of Trust of Wells Fargo Capital III.
  4(bb)*    Form of Amended and Restated Trust Agreement for
            each of Wells Fargo Capital I, II and III.
  4(cc)*    Form of Preferred Security (included as Exhibit E in
            Exhibit 4(bb)).
  4(dd)*    Form of Junior Subordinated Debt Security.
  4(ee)*    Form of Guarantee Agreement with respect to
            Preferred Securities.
  4(ff)*    Restated Certificate of Trust of Wells Fargo Capital
            I.
  4(gg)*    Restated Certificate of Trust of Wells Fargo Capital
            II.
  4(hh)*    Restated Certificate of Trust of Wells Fargo Capital
            III.
  5(a)*     Opinion of Brobeck, Phleger & Harrison LLP.
  5(b)*     Opinion of Richards, Layton & Finger.
  5(c)*     Opinion of Richards, Layton & Finger.
  5(d)*     Opinion of Richards, Layton & Finger.
  8(a)*     Opinion of counsel as to certain federal income tax
            matters.
 12(a)*     Ratio of earnings to fixed charges (consolidated).
            Attached hereto and incorporated by reference to
            Exhibit 12(a) to the Company's Form 10-K filed March
            19, 1996, and to Exhibit 12(a) to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1996.
 12(b)*     Computation of ratios of earnings to fixed charges
            and preferred dividend requirements (consolidated).
            Attached hereto and incorporated by reference to
            Exhibit 12(b) to the Company's Form 10-K filed March
            19, 1996, and to Exhibit 12(b) to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1996.
 23(a)*     Consent of KPMG Peat Marwick LLP.
 23(b)*     Consent of Ernst & Young LLP.
 23(c)*     Consent of Brobeck, Phleger & Harrison LLP (included
            in Exhibit 5(a)).
 23(d)*     Consent of Richards, Layton & Finger (included in
            Exhibits 5(b), 5(c) and 5(d)).

                                                                       FOUND ON
                                                                   SEQUENTIALLY
                                                                       NUMBERED
                                                                           PAGE
                                                                   ------------
 24(a)      Powers of Attorney (included on page II-6).
 24(b)      Powers of Attorney for Wells Fargo Capital I, II and
            III (included in Exhibits 4(v), 4(x) and 4(z),
            respectively).
 25(a)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Junior Subordinated
            Indenture.
 25(b)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Trust Agreement of
            Wells Fargo Capital I.
 25(c)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Trust Agreement of
            Wells Fargo Capital II.
 25(d)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Trust Agreement of
            Wells Fargo Capital III.
 25(e)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Guarantee Agreement
            of Wells Fargo & Company for the benefit of the
            holders of Preferred Securities of Wells Fargo
            Capital I.
 25(f)*     Statement of Eligibility of The First National Bank
            of Chicago under the Guarantee Agreement of Wells
            Fargo & Company for the benefit of the holders of
            Preferred Securities of Wells Fargo Capital II.
 25(g)*     Statement of Eligibility of The First National Bank
            of Chicago as Trustee under the Guarantee Agreement
            of Wells Fargo & Company for the benefit of the
            holder of Preferred Securities of Wells Fargo
            Capital III.
 25(h)*     Statement of Eligibility of The Chase Manhattan Bank
            as Trustees under the Senior Indenture (formerly
            known as Chemical Bank).
 25(i)*     Statement of Eligibility of Marine Midland Bank as
            Trustees under the Subordinated Indenture.

* Filed herewith.

**Previously filed.